Exhibit 99.2
REVISED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Item 8.	Financial Statements and Supplementary Data.

Report of Independent Registered Public Accounting Firm (Successor)

To the Shareholders and Board of Directors of H. J. Heinz Corporation II:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, comprehensive income (loss), equity and cash flows present fairly, in all material respects, the financial position of H. J. Heinz Corporation II and its subsidiaries ("Successor Company") at December 29, 2013, and the results of their operations and their cash flows for the period from February 8, 2013 through December 29, 2013 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/  PRICEWATERHOUSECOOPERS LLP

Pittsburgh, Pennsylvania
March 7, 2014, except for the effects of the change in the composition of reportable segments in Notes 7, 8 and 17 as to which the date is January 23, 2015

Report of Independent Registered Public Accounting Firm (Predecessor)

To the Shareholders and Board of Directors of H. J. Heinz Corporation II:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, comprehensive income (loss), equity and cash flows present fairly, in all material respects, the financial position of H. J. Heinz Corporation II and its subsidiaries ("Predecessor Company") at April 28, 2013 and April 29, 2012, and the results of their operations and their cash flows for the period from April 29, 2013 to June 7, 2013 and for each of the three years in the period ended April 28, 2013 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/  PRICEWATERHOUSECOOPERS LLP

Pittsburgh, Pennsylvania
March 7, 2014, except for the effects of the change in the composition of reportable segments in Notes 7, 8 and 17 as to which the date is January 23, 2015

H. J. Heinz Corporation II and Subsidiaries
Consolidated Statements of Operations

	Successor	Predecessor
	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013	April 29, 2012	April 27, 2011
	(29 Weeks)	(6 Weeks)	(52 Weeks)	(52 1/2 Weeks)	(52 Weeks)
	(In thousands)
Sales	$6,239,562	$1,112,872	$11,528,886	$11,507,572	$10,558,636
Cost of products sold	4,587,791	729,537	7,333,416	7,512,783	6,614,259
Gross profit	1,651,771	383,335	4,195,470	3,994,789	3,944,377
Selling, general and administrative expenses	1,501,807	243,364	2,489,005	2,492,482	2,256,739
Merger related costs	157,938	112,188	44,814	—	—
Operating (loss)/income	(7,974)	27,783	1,661,651	1,502,307	1,687,638
Interest income	13,071	2,878	27,795	34,547	22,548
Interest expense	408,503	35,350	283,607	293,009	272,660
Unrealized gain on derivative instruments	117,934	—	—	—	—
Other expense, net	(12,233)	(125,638)	(62,196)	(7,756)	(21,204)
(Loss)/income from continuing operations before income taxes	(297,705)	(130,327)	1,343,643	1,236,089	1,416,322
(Benefit from)/provision for income taxes	(231,623)	61,097	241,598	244,966	370,817
(Loss)/income from continuing operations	(66,082)	(191,424)	1,102,045	991,123	1,045,505
Loss from discontinued operations, net of tax	(5,636)	(1,273)	(74,712)	(51,215)	(39,557)
Net (loss)/income	(71,718)	(192,697)	1,027,333	939,908	1,005,948
Less: Net income attributable to the noncontrolling interest	5,303	2,874	14,430	16,749	16,438
Net (loss)/income attributable to H. J. Heinz Corporation II	$(77,021)	$(195,571)	$1,012,903	$923,159	$989,510
Amounts attributable to H. J. Heinz Corporation II common shareholders:
(Loss)/income from continuing operations, net of tax	$(71,385)	$(194,298)	$1,087,615	$974,374	$1,029,067
Loss from discontinued operations, net of tax	(5,636)	(1,273)	(74,712)	(51,215)	(39,557)
Net (loss)/income	$(77,021)	$(195,571)	$1,012,903	$923,159	$989,510

See Notes to Consolidated Financial Statements

H. J. Heinz Corporation II and Subsidiaries

Consolidated Statements of Comprehensive Income/(Loss)

	Successor	Predecessor
	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013	April 29, 2012	April 27, 2011
	(29 Weeks)	(6 Weeks)	(52 Weeks)	(52 1/2 Weeks)	(52 Weeks)
	(In thousands)
Net (loss)/income	$(71,718)	$(192,697)	$1,027,333	$939,908	$1,005,948
Other comprehensive income/(loss), net of tax:
Foreign currency translation adjustments	11,247	(97,863)	(228,980)	(377,491)	567,876
Net pension and post-retirement benefit gains/ (losses)	102,452	—	(189,302)	(258,079)	77,298
Reclassification of net pension and post-retirement benefit losses to net income	—	7,266	54,833	56,813	53,353
Net deferred gains/(losses) on derivatives from periodic revaluations	111,196	(1,059)	(11,743)	30,377	9,395
Net deferred (gains)/losses on derivatives reclassified to earnings	(2,743)	6,552	29,608	(13,811)	(20,794)
Total comprehensive income/(loss)	150,434	(277,801)	681,749	377,717	1,693,076
Comprehensive loss/(income) attributable to the noncontrolling interest	5,555	1,193	1,344	734	(21,373)
Comprehensive income attributable to H. J. Heinz Corporation II	$155,989	$(276,608)	$683,093	$378,451	$1,671,703

See Notes to Consolidated Financial Statements

H. J. Heinz Corporation II and Subsidiaries
Consolidated Balance Sheets

	Successor	Predecessor
	December 29, 2013	April 28, 2013 FY 2013	April 29, 2012 FY 2012
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$2,458,992	$2,476,699	$1,330,441
Trade receivables (net of allowances: $684, $7,957 and $10,680)	1,099,655	872,864	815,600
Other receivables (net of allowances: $98, $360 and $607)	244,528	200,988	177,910
Inventories:
Finished goods and work-in-process	1,138,373	1,076,779	1,082,317
Packaging material and ingredients	297,023	255,918	247,034
Total inventories	1,435,396	1,332,697	1,329,351
Prepaid expenses	145,096	160,658	174,795
Other current assets	60,458	91,656	54,139
Total current assets	5,444,125	5,135,562	3,882,236
Property, plant and equipment:
Land	225,577	78,800	81,185
Buildings and leasehold improvements	617,413	996,719	1,009,379
Equipment, furniture and other	1,986,501	4,283,570	4,175,997
	2,829,491	5,359,089	5,266,561
Less accumulated depreciation	165,999	2,900,288	2,782,423
Total property, plant and equipment, net	2,663,492	2,458,801	2,484,138
Other non-current assets:
Goodwill	15,070,062	3,079,250	3,185,527
Trademarks, net	12,130,873	1,037,283	1,090,892
Other intangibles, net	2,358,781	378,187	407,802
Other non-current assets	1,305,015	849,924	932,698
Total other non-current assets	30,864,731	5,344,644	5,616,919
Total assets	$38,972,348	$12,939,007	$11,983,293

See Notes to Consolidated Financial Statements

H. J. Heinz Corporation II and Subsidiaries
Consolidated Balance Sheets

	Successor	Predecessor
	December 29, 2013	April 28, 2013 FY 2013	April 29, 2012 FY 2012
	(In thousands)
Liabilities and Equity
Current liabilities:
Short-term debt	$143,689	$1,137,181	$46,460
Portion of long-term debt due within one year	107,765	1,023,212	200,248
Trade payables	1,192,074	1,310,009	1,202,398
Other payables	148,193	182,828	146,414
Accrued interest	172,340	60,432	60,884
Accrued marketing	370,329	313,930	303,132
Other accrued liabilities	588,281	645,050	586,885
Income taxes	202,188	114,230	101,540
Total current liabilities	2,924,859	4,786,872	2,647,961
Long-term debt and other non-current liabilities:
Long-term debt	14,617,646	3,848,339	4,779,981
Deferred income taxes	4,160,903	678,565	817,928
Non-pension post-retirement benefits	196,372	240,319	231,452
Other non-current liabilities	529,425	506,562	581,390
Total long-term debt and other non-current liabilities	19,504,346	5,273,785	6,410,751
Commitments and contingent liabilities (See Note 18)
Redeemable noncontrolling interest	29,885	29,529	113,759
Equity:
Capital stock:
Third cumulative preferred, $1.70 first series, $10 par value	—	—	61
Common stock, 431,096 shares issued, $0.25 par value	—	107,774	107,774
Common stock, 100 shares issued, no par value	16,140,000	—	—
	16,140,000	107,774	107,835
Additional capital	1,427	608,504	594,608
(Accumulated deficit)/retained earnings	(77,021)	7,907,033	7,567,278
Accumulated other comprehensive income/(loss)	233,010	(1,174,538)	(844,728)
	16,297,416	7,448,773	7,424,993
Less:
Treasury shares, at cost (109,831 shares at April 28, 2013 and 110,870 shares at April 29, 2012)	—	4,647,242	4,666,404
Total H.J. Heinz Corporation II shareholders’ equity	16,297,416	2,801,531	2,758,589
Noncontrolling interest	215,842	47,290	52,233
Total equity	16,513,258	2,848,821	2,810,822
Total liabilities and equity	$38,972,348	$12,939,007	$11,983,293

See Notes to Consolidated Financial Statements

H. J. Heinz Corporation II and Subsidiaries
Consolidated Statements of Equity

	Successor		Predecessor
	February 8 - December 29, 2013		April 29 - June 7, 2013		April 28, 2013		April 29, 2012		April 27, 2011
	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars
	(In thousands, except per share amounts)
PREFERRED STOCK
Balance at beginning of period	—	—	—	—	6	$61	7	$69	7	$70
Conversion of preferred into common stock	—	—	—	—	(6)	(61)	(1)	(8)	—	(1)
Balance at end of period	—	—	—	—	—	—	6	61	7	69
Authorized shares- December 29, 2013	—	—
COMMON STOCK
Balance at beginning of period	—	—	431,096	107,774	431,096	107,774	431,096	107,774	431,096	107,774
Common stock issued to Holdings	100	16,500,000	—	—	—	—	—	—	—	—
Dividends Paid to Shareholder	—	(360,000)	—	—	—	—	—	—	—	—
Balance at end of period	100	16,140,000	431,096	107,774	431,096	107,774	431,096	107,774	431,096	107,774
Authorized shares- December 29, 2013	100
ADDITIONAL CAPITAL
Balance at beginning of period		—		608,504		594,608		629,367		657,596
Conversion of preferred into common stock		—		—		(3,600)		(539)		(39)
Stock options exercised, net of shares tendered for payment		—		(299)	(3)	(7,204)	(3)	(15,220)	(3)	(26,482)	(3)
Cancellation of stock options and restricted stock units		—		(178,287)		—		—		—
Stock option expense		1,427		4,587		10,088		10,864		9,447
Restricted stock unit activity		—		(1,127)		(5,837)		4,305		(8,119)
Purchase of subsidiary shares from noncontrolling interests(1)		—		—		18,956		(34,483)		(2,411)
Other, net		—		(48)		1,493		314		(625)
Balance at end of period		1,427		433,330		608,504		594,608		629,367
RETAINED EARNINGS
Balance at beginning of period		—		7,907,033		7,567,278		7,264,678		6,856,033
Net (loss)/income attributable to H.J. Heinz Corporation II		(77,021)		(195,571)		1,012,903		923,159		989,510
Cash dividends:
Preferred (per share $1.70 per share in 2013, 2012 and 2011)		—		—		(8)		(9)		(12)
Common (per share $2.06, $1.92, and $1.80 in 2013, 2012 and 2011, respectively)		—		—		(665,683)		(619,095)		(579,606)
Purchase of subsidiary shares from noncontrolling interests(1)		—		—		(7,703)		—		—
Other(4)		—		(15)		246		(1,455)		(1,247)
Balance at end of period		(77,021)		7,711,447		7,907,033		7,567,278		7,264,678
TREASURY STOCK
Balance at beginning of period	—	—	(109,830)	(4,647,242)	(110,871)	(4,666,404)	(109,819)	(4,593,362)	(113,404)	(4,750,547)
Shares reacquired	—	—	—	—	(2,431)	(139,069)	(3,860)	(201,904)	(1,425)	(70,003)
Conversion of preferred into common stock	—	—	—	—	79	3,661	12	547	1	40
Stock options exercised, net of shares tendered for payment	—	—	24	1,133	2,802	127,084	2,298	105,144	4,495	203,196
Restricted stock unit activity	—	—	8	351	443	20,618	303	14,087	296	13,756
Other, net(2)	—		1	36	148	6,868	195	9,084	218	10,196
Balance at end of period	—	$—	(109,797)	$(4,645,722)	(109,830)	$(4,647,242)	(110,871)	$(4,666,404)	(109,819)	$(4,593,362)

(1)	See Note No. 5 for further details.

(2)	Includes activity of the Global Stock Purchase Plan.

(3)	Includes income tax benefit resulting from exercised stock options.

(4)	Includes unpaid dividend equivalents on restricted stock units.
See Notes to Consolidated Financial Statements

H. J. Heinz Corporation II and Subsidiaries
Consolidated Statements of Equity

	Successor		Predecessor
	February 8 - December 29, 2013		April 29 - June 7, 2013		April 28, 2013		April 29, 2012		April 27, 2011
	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars
	(In thousands, except per share amounts)
ACCUMULATED OTHER COMPREHENSIVE (LOSS)/INCOME
Balance at beginning of period		$—		$(1,174,538)		$(844,728)		$(299,564)		$(979,581)
Net pension and post-retirement benefit (losses)/gains		102,464		—		(189,294)		(258,067)		77,355
Reclassification of net pension and post-retirement benefit losses to net income		—		7,291		54,833		56,813		53,353
Foreign currency translation adjustments		22,548		(93,780)		(197,126)		(359,771)		563,060
Net deferred (losses)/gains on derivatives from periodic valuations		110,686		(1,099)		(11,736)		30,405		9,790
Net deferred losses/(gains) on derivatives reclassified to earnings		(2,688)		6,551		29,646		(14,088)		(21,365)
Purchase of subsidiary shares from noncontrolling interests(1)		—		—		(16,133)		(456)		(2,176)
Balance at end of period		233,010		(1,255,575)		(1,174,538)		(844,728)		(299,564)
TOTAL H.J. HEINZ CORPORATION II SHAREHOLDERS’ EQUITY		16,297,416		2,351,254		2,801,531		2,758,589		3,108,962
NONCONTROLLING INTEREST
Balance at beginning of period		—		47,290		52,233		73,504		57,151
Fair Value of Noncontrolling Interest as of June 8, 2013		230,000		—		—		—		—
Net income attributable to the noncontrolling interest		4,823		2,900		12,925		15,884		16,438
Other comprehensive income/(loss), net of tax:
Net pension and post-retirement benefit losses		(12)		—		(8)		(12)		(57)
Foreign currency translation adjustments		(13,736)		(2,414)		(5,232)		(5,945)		4,816
Reclassification of net pension and post-retirement benefit losses to net income		—		(25)		—		—		—
Net deferred gains/(losses) on derivatives from periodic valuations		510		40		(7)		(28)		(395)
Net deferred losses on derivatives reclassified to earnings		(55)		1		(38)		277		571
Purchase of subsidiary shares from noncontrolling interests(1)		—		—		—		(19,885)		(1,750)
Dividends paid to noncontrolling interest		(5,688)		—		(12,583)		(11,562)		(3,270)
Balance at end of period		215,842		47,792		47,290		52,233		73,504
TOTAL EQUITY		$16,513,258		$2,399,046		$2,848,821		$2,810,822		$3,182,466
Note: See Footnote explanations on Page 48.

See Notes to Consolidated Financial Statements

H. J. Heinz Corporation II and Subsidiaries
Consolidated Statements of Cash Flows

	Successor	Predecessor
	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013	April 29, 2012	April 27, 2011
	(29 Weeks)	(6 Weeks)	(52 Weeks)	(52 1/2 Weeks)	(52 Weeks)
Operating Activities	(In thousands)
Net (loss)/income	$(71,718)	$(192,697)	$1,027,333	$939,908	$1,005,948
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	230,987	35,880	302,057	295,718	255,227
Amortization	48,975	4,276	42,161	43,499	39,597
Amortization of deferred debt issuance costs	29,091	867	4,692	3,576	3,836
Inventory fair value step-up charged to cost of products sold	383,300	—	—	—	—
Deferred tax (benefit)/provision	(298,003)	(20,492)	(87,265)	(94,816)	153,725
Net losses on divestitures	—	—	19,532	—	—
Impairment on assets held for sale	—	—	36,000	—	—
Pension contributions	(152,116)	(6,812)	(69,388)	(23,469)	(22,411)
Asset write-downs from Fiscal 2012 productivity initiatives	—	—	—	58,736	—
Unrealized gain on derivative instruments	(117,934)	—	—	—	—
Other items, net	49,535	23,706	84,834	75,375	98,172
Changes in current assets and liabilities, excluding effects of acquisitions and divestitures:
Receivables (includes proceeds from securitization)	(118,509)	(3,360)	(166,239)	171,832	(91,057)
Inventories	84,339	(183,413)	(49,468)	60,919	(80,841)
Prepaid expenses and other current assets	43,630	(18,411)	14,111	(11,584)	(1,682)
Accounts payable	(89,807)	(69,825)	168,898	(72,352)	233,339
Accrued liabilities	77,724	48,025	71,846	(20,008)	(60,862)
Income taxes	(64,436)	10,163	(9,141)	65,783	50,652
Cash provided by/(used for) operating activities	35,058	(372,093)	1,389,963	1,493,117	1,583,643
Investing activities:
Capital expenditures	(202,015)	(120,154)	(399,098)	(418,734)	(335,646)
Proceeds from disposals of property, plant and equipment	6,098	108	18,986	9,817	13,158
Acquisitions of business, net of cash on hand	(21,494,287)	—	—	(3,250)	(618,302)
Proceeds from divestitures	25,987	—	16,787	3,828	1,939
Sale of short-term investments	—	—	—	56,780	—
Change in restricted cash	—	33,892	3,994	(39,052)	(5,000)
Other items, net	(7,214)	(3,641)	(13,789)	(11,394)	(5,781)
Cash used for investing activities	(21,671,431)	(89,795)	(373,120)	(402,005)	(949,632)
Financing activities:
Payments on long-term debt	(2,669,915)	(439,747)	(224,079)	(1,440,962)	(45,766)
Proceeds from long-term debt	12,574,575	1,521	205,350	1,912,467	229,851
Debt issuance costs	(320,824)	—	—	—	—
Net (payments)/proceeds on commercial paper and short-term debt	(1,640,590)	480,672	1,089,882	(42,543)	(193,200)
Dividends	(360,000)	—	(665,691)	(619,104)	(579,618)
Purchases of treasury stock	—	—	(139,069)	(201,904)	(70,003)
Exercise of stock options	—	886	113,477	82,714	154,774
Acquisition of subsidiary shares from noncontrolling interests	—	—	(80,132)	(54,824)	(6,338)
Capital contributions	16,500,000	—	—	—	—
Other items, net	25,995	42,086	(42,811)	1,321	27,791
Cash provided by/(used for) financing activities	24,109,241	85,418	256,927	(362,835)	(482,509)
Effect of exchange rate changes on cash and cash equivalents	(13,876)	(30,262)	(127,512)	(122,147)	89,556
Net increase/(decrease) in cash and cash equivalents	2,458,992	(406,732)	1,146,258	606,130	241,058
Cash and cash equivalents at beginning of period	—	2,476,699	1,330,441	724,311	483,253
Cash and cash equivalents at end of period	$2,458,992	$2,069,967	$2,476,699	$1,330,441	$724,311
See Notes to Consolidated Financial Statements

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements

1.	Basis of Presentation

Organization

On June 7, 2013, H. J. Heinz Company ("Heinz") was acquired by H.J. Heinz Holding Corporation (formerly known as Hawk Acquisition Holding Corporation) (“Parent”), a Delaware corporation controlled by Berkshire Hathaway Inc. (“Berkshire Hathaway”) and 3G Special Situations Fund III, L.P. (“3G Capital,” and together with Berkshire Hathaway, the “Sponsors”), pursuant to the Agreement and Plan of Merger, dated February 13, 2013 (the “Merger Agreement”), as amended by the Amendment to Agreement and Plan of Merger, dated March 4, 2013 (the “Amendment”), by and among the Company, Parent and Hawk Acquisition Sub, Inc., a Pennsylvania corporation and an indirect wholly owned subsidiary of Parent (“Merger Subsidiary”), in a transaction hereinafter referred to as the “Merger.” As a result of the Merger, Merger Subsidiary merged with and into Heinz, with Heinz surviving as a wholly owned subsidiary of H. J. Heinz Corporation II (formerly Hawk Acquisition Intermediate Corporation II) ("Holdings"), which in turn is an indirect wholly owned subsidiary of Parent. See Note 2 "Merger and Acquisition" for further information on the Merger.

Unless the context otherwise requires, the terms "we," "us," "our" and the "Company" refer, collectively, to Holdings, Heinz, and its subsidiaries.

Basis of Presentation

The Merger was accounted for as a business combination using the acquisition method of accounting in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification 805, Business Combinations. The Sponsors' cost of acquiring the Company has been pushed-down to establish a new accounting basis for the Company. Accordingly, the consolidated financial statements are presented for two periods, Predecessor and Successor, which relate to the accounting periods preceding and succeeding the completion of the Merger. The Predecessor and Successor periods have been separated by a vertical line on the face of the consolidated financial statements to highlight the fact that the financial information for such periods has been prepared under two different historical-cost bases of accounting.

Periods Presented

Successor -The consolidated financial statements as of December 29, 2013, and for the period from February 8, 2013 through December 29, 2013, include the accounts of Merger Subsidiary from inception on February 8, 2013 and the accounts of the Company subsequent to the closing of the Merger on June 7, 2013. The activity in the period February 8, 2013 to April 28, 2013 related primarily to the issuance of the Second Lien Senior Secured Notes due 2020 and recognition of associated issuance costs and interest expense. The cash was invested in a money market account until the completion of the Merger on June 7, 2013. See Note 10 for further details.

The following represents the condensed financial information for Merger Subsidiary for the period February 8, 2013 to April 28, 2013 and as at April 28, 2013:

Hawk Acquisition Sub, Inc. (Successor)

Condensed Statement of Operations
For the Period from February 8, 2013 through April 28, 2013

February 8 - April 28, 2013
(In thousands)
Merger related costs	$19,713
Operating loss	(19,713)
Unrealized loss on derivative instrument	(65,294)
Interest Expense, net	(10,743)
Loss from continuing operations before income tax	(95,750)
Benefit from income taxes	37,842
Net loss	$(57,908)

Hawk Acquisition Sub, Inc. (Successor)

Condensed Balance Sheet
As of April 28, 2013

April 28, 2013
(In thousands)
Cash	$3,011,750
Other assets	125,231
Total assets	$3,136,981

Notes payable	$3,100,000
Other liabilities	94,889
Total liabilities	3,194,889
Shareholder's deficit	(57,908)
Total liabilities and shareholder's deficit	$3,136,981

Predecessor - the consolidated financial statements of the Company prior to the Merger on June 7, 2013.

Transition period - the combination of the Successor and the Predecessor period from April 29, 2013 to December 29, 2013.

Fiscal 2013 - the fiscal year from April 30, 2012 to April 28, 2013.

Fiscal 2012 - the fiscal year from April 28, 2011 to April 29, 2012.

Fiscal 2011 - the fiscal year from April 29, 2010 to April 27, 2011.

Change In Fiscal Year

On October 21, 2013, our board of directors approved a change in our fiscal year-end from the Sunday closest to April 30 to the Sunday closest to December 31. As a result of this change, the consolidated financial statements include presentation of the transition period beginning on April 29, 2013 and ending on December 29, 2013.

Earnings per share information has not been presented because the Company's stock is no longer publicly traded.

2.    Significant Accounting Policies
Principles of Consolidation:
The consolidated financial statements include the accounts of the Company, all wholly-owned and majority-owned subsidiaries, and any variable interest entities for which we are the primary beneficiary. All intercompany accounts and transactions are eliminated. Certain prior year amounts have been reclassified to conform with the December 29, 2013 presentation.
Use of Estimates:
The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.
Translation of Foreign Currencies:
For all significant foreign operations, the functional currency is the local currency. Assets and liabilities of these operations are translated at the exchange rate in effect at each period end. Income statement accounts are translated at the average rate of exchange prevailing during the period. Translation adjustments arising from the use of differing exchange rates from period to period are included as a component of other comprehensive income/(loss) within shareholders’ equity. Gains and losses from foreign currency transactions are included in net income for the period.
Highly Inflationary Accounting:
The Company applies highly inflationary accounting if the cumulative inflation rate in an economy for a three-year period meets or exceeds 100 percent. Under highly inflationary accounting, the financial statements of a subsidiary are remeasured into the Company’s reporting currency (U.S. dollars) and exchange gains and losses from the remeasurement of monetary assets and liabilities are reflected in current earnings, rather than accumulated other comprehensive loss on the balance sheet, until such time as the economy is no longer considered highly inflationary. See Note 20 for additional information.
Cash Equivalents:
Cash equivalents are defined as highly liquid investments with original maturities of 90 days or less.
Inventories:
Inventories are stated at the lower of cost or market. Cost is determined principally under the average cost method.
Property, Plant and Equipment:
Land, buildings and equipment are recorded at cost. For financial reporting purposes, depreciation is provided on the straight-line method over the estimated useful lives of the assets, which generally have the following ranges: buildings—40 years or less, machinery and equipment—15 years or less, computer software—3 to 7 years, and leasehold improvements—over the life of the lease, not to exceed 15 years. Accelerated depreciation methods are generally used for income tax purposes. Expenditures for new facilities and improvements that substantially extend the capacity or useful life of an asset are capitalized. Ordinary repairs and maintenance are expensed as incurred. When property is retired or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts and any related gains or losses are included in income. The Company reviews property, plant and equipment, whenever circumstances change such that the recorded value of an asset may not be recoverable. Factors that may affect recoverability include changes in planned use of the asset and the closing of facilities. The Company’s impairment review is based on an undiscounted cash flow analysis at the lowest level for which identifiable cash flows exist and are largely independent. When the carrying value of the asset exceeds the future undiscounted cash flows, an impairment is indicated and the asset is written down to its fair value.
Goodwill and Intangibles:
Intangible assets with finite useful lives are amortized on a straight-line basis over the estimated periods benefited, and are reviewed when appropriate for possible impairment, similar to property, plant and equipment. Goodwill and intangible assets with

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

indefinite useful lives are not amortized. The carrying values of goodwill and other intangible assets with indefinite useful lives are tested at least annually for impairment, or when circumstances indicate that a possible impairment may exist. Prior to the Merger, indefinite-lived intangible assets were tested annually during the fourth quarter of each fiscal year, while the annual impairment tests of goodwill were performed during the third quarter of each fiscal year. Subsequent to the Merger no annual impairment tests have yet been carried out but must be performed within 12 months of the date of the Merger. All goodwill is assigned to reporting units, which are primarily one level below our operating segments. The Company performs its impairment tests of goodwill at the reporting unit level.  The Company tests goodwill for impairment by either performing a qualitative evaluation or a two-step quantitative test.  The qualitative evaluation is an assessment of factors to determine whether it is more likely than not that the fair values of a reporting unit is less than its carrying amount, including goodwill.  Factors considered as part of the qualitative assessment include entity-specific industry, market and general economic conditions.  The Company may elect to bypass this qualitative assessment for some or all of its reporting units and perform a two-step quantitative test. This quantitative test involves estimating a reporting unit's fair value and comparing it to the reporting unit's carrying value. If the carrying value exceeds fair value, the Company would perform step two to estimate the extent of the impairment, if any.
Indefinite-lived intangible assets are tested for impairment by either performing a qualitative evaluation or a quantitative calculation of fair value and comparison to carrying amount. The qualitative evaluation is an assessment of factors including, but not limited to, changes in management, overall financial performance, and other entity-specific events. The objective of the qualitative evaluation is to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount. The Company can choose to perform the qualitative assessment on none, some, or all of its indefinite-lived intangible assets.
The Company's estimates of fair value when testing quantitatively for impairment of both goodwill and intangible assets with indefinite lives is based principally on a discounted cash flow model, using a market participant approach, that requires significant judgment and requires assumptions about future volume trends, revenue and expense growth rates, terminal growth rates, discount rates, tax rates and working capital changes.
Revenue Recognition:
The Company recognizes revenue when title, ownership and risk of loss pass to the customer. This primarily occurs upon delivery of the product to the customer. For the most part, customers do not have the right to return products unless damaged or defective. Revenue is recorded net of sales incentives, and includes shipping and handling charges billed to customers. Shipping and handling costs are primarily classified as part of selling, general and administrative expenses.
Marketing Costs:
The Company promotes its products with advertising, consumer incentives and trade promotions. Such programs include, but are not limited to, discounts, coupons, rebates, in-store display incentives and volume-based incentives. Advertising costs are expensed as incurred. Consumer incentive and trade promotion activities are recorded as a reduction of revenue or as a component of cost of products sold based on amounts estimated as being due to customers and consumers at the end of a period, based principally on historical utilization and redemption rates. Advertising costs are recognized as an expense within selling, general and administrative expenses if the Company determines that it will receive an identifiable, separable benefit in return for the consideration paid and it can reasonably estimate the fair value of the benefit identified. Accruals for trade promotions are initially recorded at the time of sale of product to the customer based on an estimate of the expected levels of performance of the trade promotion, which is dependent upon factors such as historical trends with similar promotions, expectations regarding customer participation, and sales and payment trends with similar previously offered programs. The Company performs monthly evaluations of its outstanding trade promotions, making adjustments where appropriate to reflect changes in estimates. Settlement of these liabilities typically occurs in subsequent periods primarily through an authorization process for deductions taken by a customer from amounts otherwise due to the Company. Coupon redemption costs are accrued in the period in which the coupons are offered. The initial estimates made for each coupon offering are based upon historical redemption experience rates for similar products or coupon amounts. The Company performs monthly evaluations of outstanding coupon accruals that compare actual redemption rates to the original estimates. For interim reporting purposes, advertising, consumer incentive and product placement expenses are charged to operations as a percentage of volume, based on estimated volume and related expense for the full year.
Income Taxes:
Deferred income taxes result primarily from temporary differences between financial and tax reporting. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. When assessing the need for valuation allowances, the Company considers future taxable income and ongoing prudent and feasible tax planning strategies. Should a change in circumstances lead to a change in judgment about the realizability of deferred tax assets in future

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

years, the Company would adjust related valuation allowances in the period that the change in circumstances occurs, along with a corresponding increase or charge to income.
The Company has not provided for possible U.S. taxes on the undistributed earnings of foreign subsidiaries that are considered to be reinvested indefinitely. Calculation of the unrecognized deferred tax liability for temporary differences related to these earnings is not practicable.
Stock-Based Employee Compensation Plans:
The Company recognizes the cost of all stock-based awards to employees, including grants of employee stock options, on a straight-line basis over their respective requisite service periods (generally equal to an award’s vesting period). A stock-based award is considered vested for expense attribution purposes when the employee’s retention of the award is no longer contingent on providing subsequent service. Accordingly, the Company recognizes compensation cost immediately for awards granted to retirement-eligible individuals or over the period from the grant date to the date retirement eligibility is achieved, if less than the stated vesting period. The vesting approach used does not affect the overall amount of compensation expense recognized, but could accelerate the recognition of expense. Prior to the Merger, the Company followed its previous vesting approach for the remaining portion of those outstanding awards that were unvested and granted prior to May 4, 2006, and accordingly, recognized expense from the grant date to the earlier of the actual date of retirement or the vesting date. Judgment is required in estimating the amount of stock-based awards expected to be forfeited prior to vesting. If actual forfeitures differ significantly from these estimates, stock-based compensation expense could be materially impacted.
Compensation cost related to all stock-based awards is determined using the grant date fair value. Determining the fair value of employee stock options at the grant date requires judgment in estimating the expected term that the stock options will be outstanding prior to exercise as well as the volatility and dividends over the expected term. Compensation cost for restricted stock units is determined based on the fair value of the Company’s stock at the grant date. Prior to the Merger, the Company applied the modified-prospective transition method for stock options granted on or prior to, but not vested as of, May 3, 2006. Compensation cost related to these stock options was determined using the grant date fair value originally estimated and disclosed in a pro forma manner in prior period financial statements in accordance with the original provisions of the Financial Accounting Standards Board’s (“FASB’s”) guidance for stock compensation.
Stock-based compensation expense is primarily recognized as a component of selling, general and administrative expenses in the Consolidated Statements of Operations.
Financial Instruments:
The Company’s financial instruments consist primarily of cash and cash equivalents, receivables, accounts payable, short-term and long-term debt, swaps, forward contracts, and option contracts. The carrying values for the Company’s financial instruments approximate fair value, except as disclosed in Note 13. As a policy, the Company does not engage in speculative or leveraged transactions, nor does the Company hold or issue financial instruments for trading purposes.
The Company uses derivative financial instruments for the purpose of hedging foreign currency, debt and interest rate exposures, which exist as part of ongoing business operations. The Company carries derivative instruments on the balance sheet at fair value, determined using observable market data. Derivatives with scheduled maturities of less than one year are included in other receivables or other payables, based on the instrument’s fair value. Derivatives with scheduled maturities beyond one year are classified between current and long-term based on the timing of anticipated future cash flows. The current portion of these instruments is included in other receivables or other payables and the long-term portion is presented as a component of other non-current assets or other non-current liabilities, based on the instrument’s fair value.
The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, the reason for holding it. Gains and losses on fair value hedges are recognized in current period earnings in the same line item as the underlying hedged item. The effective portion of gains and losses on cash flow hedges are deferred as a component of accumulated other comprehensive loss and are recognized in earnings at the time the hedged item affects earnings, in the same line item as the underlying hedged item. Hedge ineffectiveness related to cash flow hedges is reported in current period earnings within other income and expense. The income statement classification of gains and losses related to derivative contracts that do not qualify for hedge accounting is determined based on the underlying intent of the contracts. Cash flows related to the settlement of derivative instruments designated as net investment hedges of foreign operations are classified in the consolidated statements of cash flows within investing activities. Cash flows related to the termination of derivative instruments designated as fair value hedges of fixed rate debt obligations are classified in the consolidated statements of cash flows within financing activities. All other cash flows related to derivative instruments are generally classified in the consolidated statements of cash flows within operating activities.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

Dividends:
Berkshire Hathaway has an $8.0 billion preferred stock investment in Parent which requires a 9.0% annual dividend to be paid quarterly in cash or in-kind.  The Company's Board of Directors declares quarterly cash distributions to Holdings to fund this dividend. As the Company has an accumulated deficit in the Successor period, these quarterly distributions are recorded as a reduction of common stock.

3.    Recently Issued Accounting Standards

In February 2013, the FASB issued an amendment to the comprehensive income standard to improve the transparency of reporting reclassifications out of accumulated other comprehensive income/loss. Other comprehensive income/loss includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income/loss into net income. The amendments do not change the current requirements for reporting net income or other comprehensive income/loss in financial statements. The new amendments will require the Company to present the effects on income statement line items of certain significant amounts reclassified out of accumulated other comprehensive income/loss, and cross-reference to other disclosures currently required under U.S. generally accepted accounting principles for certain other reclassification items. The Company adopted this revised standard in the first quarter of the transition period. The adoption of this revised standard did not impact our results of operations or financial position.

In December 2011, the FASB issued an amendment on disclosures about offsetting assets and liabilities.  The new disclosure requirements mandate that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions subject to an agreement similar to a master netting arrangement. The Company was required to adopt this amendment on the first day of Fiscal 2014, and this adoption only impacted the notes to the financial statements and not the financial results.

4.    Merger and Acquisition
On February 13, 2013, H. J. Heinz Company entered into the Merger Agreement with Parent and Merger Subsidiary. The acquisition was consummated on June 7, 2013, and as a result, Merger Subsidiary merged with and into H. J. Heinz Company, with H. J. Heinz Company surviving as a wholly owned subsidiary of Holdings, which in turn is an indirect wholly owned subsidiary of Parent. Parent is controlled by the Sponsors. Upon the completion of the Merger, H. J. Heinz Company's shareholders received $72.50 in cash, without interest and less applicable taxes thereon, for each share of common stock held prior to the effective time of the Merger.

Additionally, all outstanding stock option awards, restricted stock units (except for certain retention RSUs which continue on their original terms) and restricted stock awards issued pursuant to various shareholder-approved plans and a shareholder-authorized employee stock purchase plan were automatically canceled and converted into the right to receive cash consideration of $72.50.

The total consideration paid in connection with the Merger was approximately $28.75 billion, including the assumption of the Company's outstanding debt, which was funded by equity contributions from the Sponsors totaling $16.5 billion as well as proceeds received by Merger Subsidiary of approximately $11.5 billion, pursuant to the Senior Credit Facilities (of which $9.5 billion was drawn at the close of the transaction), and $3.1 billion upon the issuance of 4.25% Senior Secured Notes (as defined and described herein) by Merger Subsidiary, less applicable debt issuance costs of $315.9 million. As a result of the Merger and the transactions entered into in connection therewith, we have assumed the liabilities and obligations of Merger Subsidiary, including Merger Subsidiary's obligations under the Senior Credit Facilities.

The preliminary allocation of consideration to the net tangible and intangible assets acquired and liabilities assumed in the Merger reflects preliminary fair value estimates based on management analysis, including preliminary work performed by third-party valuation specialists, which are subject to change within the measurement period as valuations are finalized. The Company has also not yet finalized its estimated acquisition date deferred taxes associated with planned repatriation of accumulated earnings of foreign subsidiaries. Measurement period adjustments that the Company determines to be material will be applied retrospectively to the Merger Date.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

The following is a summary of the preliminary allocation of the purchase price of the Merger to the estimated fair values of assets acquired and liabilities assumed in the transaction:

(In thousands)
Cash (including excess cash from Parent)	$3,223,588
Other current assets	3,734,558
Property, Plant and Equipment	2,681,670
Trademark and other intangibles	14,406,924
Other non-current assets	652,038
Trade and other payables	(2,799,165)
Long term debt	(3,021,655)
Deferred income taxes	(4,221,354)
Non-pension postretirement benefits and other noncurrent liabilities	(662,439)
Redeemable non controlling interest and non controlling interest	(258,008)
Net assets acquired	13,736,157
Goodwill on acquisition	15,016,807
Total consideration pushed down from Parent	28,752,964
Debt repayment and associated costs	(3,976,847)
Excess cash from parent	(1,153,621)
Other transaction related costs	(58,242)
Total consideration paid to predecessor shareholders	23,564,254
Cash and cash equivalents of Predecessor at June 7, 2013	(2,069,967)
Acquisitions of business, net of cash on hand	$21,494,287

Subsequent to the first quarter of the transition period, the Company made revisions to the purchase price allocation based on updated fair value estimates principally affecting trademarks and other intangibles and related tax effects. The adjustments were not recorded retrospectively as the impact was not considered to be material.

Trade receivables and payables, as well as other current and non-current assets and liabilities were valued at the existing carrying values as they represented the fair value of those items at the time of the Merger, based on management's judgments and estimates.

Finished goods and work-in-process inventory has been valued using a net realizable value approach resulting in a step-up of $384.4 million which is recognized in Cost of products sold in the Successor period as the related inventory is sold. Raw materials and packaging inventory has been valued using the replacement cost approach.

Property, plant and equipment have been valued using a combination of the income approach, the market approach and cost approach which is based on current replacement and/or reproduction cost of the asset as new, less depreciation attributable to physical, functional, and economic factors. Useful lives of the property, plant and equipment were estimated to be between 3 and 40 years.

Trademarks have been valued using the excess earnings method for top tier brands and the relief from royalty method for other brands. The excess earnings method estimates fair value of an intangible asset by deducting expected costs, including income taxes, from expected revenues attributable to that asset to arrive at after-tax cash flows. From such after-tax cash flows, after-tax contributory asset charges are deducted to arrive at incremental after-tax cash flows. These resulting cash flows are discounted to a present value to which the tax amortization benefit is added to arrive at fair value. Relief from royalty method under the income approach estimates the cost savings that accrue to the Company which would otherwise have to pay royalties or license fees on revenues earned through the use of the asset. The Company's trademarks are considered to have indefinite lives.

Customer relationships were determined using the distributor method, a variation of the excess earnings method discussed above, whereby distributor-based inputs for margins and contributory asset charges are used. The useful lives of customer relationships is estimated to be 20 years.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

Existing long term debt assumed in the Merger was fair valued based on quoted market prices. The debt assumed included the Company's existing 6.375% Debentures due 2028, 6.25% Notes due 2030, 6.75% Notes due 2032 and 7.125% Notes due 2039.

Deferred income tax assets and liabilities as of the acquisition date represent the expected future tax consequences of temporary differences between the fair values of the assets acquired and liabilities assumed and their tax bases.

The total non tax deductible goodwill relating to the Merger is $15.02 billion. The goodwill recognized relates principally to the Company's established global organization, reputation and strategic positioning.

In the Successor period February 8, 2013 to December 29, 2013, the Company incurred $157.9 million in Merger related costs on a pretax basis, including $70.0 million consisting primarily of advisory fees, legal, accounting and other professional costs. The Company also incurred $87.9 million related to severance and compensation arrangements pursuant to existing agreements with certain former executives and employees in connection with the Merger. These amounts are separately reflected in the accompanying statement of operations for the Successor period.

Prior to consummation of the Merger, the Company incurred $112.2 million of Merger related costs, including $48.1 million resulting from the acceleration of expense for stock options, restricted stock units and other compensation plans pursuant to the existing change in control provisions of those plans, and $64.0 million of professional fees. These amounts are separately reflected in Merger related costs in the accompanying statement of operations for the Predecessor period. The Company also recorded a loss from the extinguishment of debt of approximately $129.4 million for debt required to be repaid upon closing as a result of the change in control which is reflected in Other (expense) income, net, in the accompanying statement of operations for the Predecessor period.

In the fourth quarter of Fiscal 2013, the Company incurred $44.8 million of Merger related costs, including legal, accounting and other professional fees.

The following unaudited pro forma financial data summarizes the Company's results of operations as if the Transaction had occurred as of April 30, 2012. The pro forma data is for informational purposes only and may not necessarily reflect the actual results of operations had the Merger been consummated on April 30, 2012.

	Eight Months Ended	Fiscal Year
	December 29, 2013	April 28, 2013
	(In thousands)

Revenue	$7,352,434	$11,528,886
Income/(loss) from continuing operations	$186,721	$324,042

The most significant of the pro forma adjustments were to reflect the impact of Merger related costs, the unrealized gain on derivative instruments, higher cost of products sold associated with the preliminary purchase accounting adjustments related to the step-up in inventory, amortization of intangible assets and depreciation of property, plant and equipment, and higher interest expense associated with increased debt, in the prior year period.

5.    Other Acquisitions
On April 1, 2011, the Company acquired an 80% stake in Coniexpress S.A. Industrias Alimenticias (“Coniexpress”), a leading Brazilian manufacturer of the Quero® brand of tomato-based sauces, tomato paste, ketchup, condiments and vegetables for $493.5 million in cash, which included $10.6 million of acquired cash and $60.1 million of short-term investments. The Company also incurred $11.3 million of pre-tax costs related to the acquisition, consisting primarily of professional fees, which were recorded in selling, general and administrative expenses in the Fiscal 2011 consolidated statement of income. During Fiscal 2013, the Company acquired an additional 15% interest in Coniexpress for $80.1 million. See Note 18 for further details regarding this redeemable noncontrolling interest. The Coniexpress acquisition was accounted for as a business combination and, accordingly, the purchase price was allocated to the assets and liabilities based upon their estimated fair values as of the acquisition date. The allocations of the purchase price resulted in goodwill of $301.6 million, which was assigned to the Rest of World segment and is not deductible for tax purposes. In addition, $161.9 million of intangible assets were acquired, $142.0 million of which relate to trademarks which are not subject to amortization. The remaining $19.9 million represents amortized customer-related assets.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

On November 2, 2010, the Company acquired Foodstar Holding Pte (“Foodstar”), a manufacturer of soy sauces and fermented bean curd in China for $165.4 million in cash, which included $30.0 million of acquired cash, as well as a potential earn-out payment contingent upon certain net sales and EBITDA (earnings before interest, taxes, depreciation and amortization) targets during Fiscals 2013 and 2014. In accordance with accounting principles generally accepted in the United States of America, a liability of $44.5 million was recognized for an estimate of the acquisition date fair value of the earn-out and is included in Other non-current liabilities. The fair value of the earn-out was estimated using a discounted cash flow model and was based on significant inputs not observed in the market and thus represented a Level 3 measurement. Key assumptions in determining the fair value of the earn-out included the discount rate, and revenue and EBITDA projections for Fiscals 2013 and 2014. The Foodstar acquisition has been accounted for as a business combination and, accordingly, the purchase price has been allocated to the assets and liabilities based upon their estimated fair values as of the acquisition date. The allocations of the purchase price resulted in goodwill of $77.3 million, which was assigned to the Asia/Pacific segment and is not deductible for tax purposes. In addition, $70.7 million of intangible assets were acquired, $42.4 million of which relate to trademarks and are not subject to amortization. The remaining $28.3 million are amortized customer-related assets and land usage rights. During the third quarter of Fiscal 2013, the Company renegotiated the terms of the earn-out agreement in order to give the Company additional flexibility in the future for growing its business in China, one of its largest and most important emerging markets. This renegotiation resulted in the settlement of the earn-out for a cash payment of $60.0 million, of which $15.5 million was reported in cash from operating activities and $44.5 million was reported in cash from financing activities on the consolidated cash flow statement for the year ended April 28, 2013. In addition, the Company incurred a $12.1 million charge in the year ended April 28, 2013, which was recorded in SG&A on the consolidated income statement and in the Non-Operating segment, for the difference between the settlement amount and current carrying value of the earn-out as reported on the Company's balance sheet at the date of this transaction.
Operating results of the above-mentioned businesses acquired have been included in the consolidated statements of income from the respective acquisition dates forward. Pro forma results of the Company, assuming all of the acquisitions had occurred at the beginning of each period presented, would not be materially different from the results reported. There are no significant contingent payments, options or commitments associated with any of the acquisitions, except as disclosed above.
The following table summarizes the allocation of the cash paid to the fair value of assets acquired and liabilities assumed:

Predecessor
April 27, 2011 FY 2011
(in thousands)
Details of Acquisitions:
Fair value of assets	$1,057,870
Liabilities(1)	274,294
Redeemable noncontrolling interest(2)	124,669
Cash paid	658,907
Less cash acquired	40,605
Net cash paid for acquisitions	$618,302
_______________________________________

(1)	Includes contingent obligations to sellers of $44.5 million in 2011.

(2)	See Note 18 for additional information.
In Fiscal 2012, the Company acquired an additional 10% interest in P.T. Heinz ABC Indonesia for $54.8 million. P.T. Heinz ABC Indonesia is an Indonesian subsidiary of the Company that manufacturers Asian sauces and condiments as well as juices and syrups. Prior to the transaction, the Company owned 65% of this business. During Fiscal 2011, the Company acquired the remaining 21% interest in Heinz UFE Ltd., a Chinese subsidiary of the Company that manufactures infant feeding products, for $6.3 million. Prior to the transaction, the Company owned 79% of the business.

6.	Discontinued Operations

In the third quarter of Fiscal 2013, the Company's Board of Directors approved management's plan to sell Shanghai LongFong Foods ("LongFong"), a maker of frozen products in China which was previously reported in the Asia/Pacific segment. During the fourth quarter of Fiscal 2013, the Company secured an agreement with a buyer and during 2014, the sale was completed, resulting in an insignificant pre-tax and after-tax loss which was recorded in discontinued operations in the Successor period. As

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

a result, LongFong's net assets were classified as held for sale and the Company adjusted the carrying value to estimated fair value, recording a $36.0 million pre-tax and after-tax non-cash goodwill impairment charge to discontinued operations during the third quarter of Fiscal 2013. The net assets held for sale related to LongFong as of April 28, 2013 are reported in Other current assets, Other non-current assets, Other accrued liabilities and Other non-current liabilities on the consolidated balance sheet as of April 28, 2013 as they are not material for separate balance sheet presentation.
During the first quarter of Fiscal 2013, the Company completed the sale of its U.S. Foodservice frozen desserts business, resulting in a $32.7 million pre-tax ($21.1 million after-tax) loss which has been recorded in discontinued operations.
The operating results related to these businesses have been included in discontinued operations in the Company's consolidated statements of income for all periods presented. The following table presents summarized operating results for these discontinued operations:

	Successor	Predecessor
	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013 FY 2013	April 29, 2012 FY 2012	April 27, 2011 FY 2011
	(In millions)
Sales	$2.9	$1.2	$47.7	$141.5	$148.0
Net after-tax losses	$(5.6)	$(1.3)	$(17.6)	$(51.2)	$(39.6)
Tax benefit on losses	$—	$—	$0.6	$1.4	$2.6

7.    Restructuring and Productivity Initiatives

Transition Period

During the transition period, the Company is investing in restructuring and productivity initiatives as part of its ongoing cost reduction efforts with the goal of driving efficiencies and creating fiscal resources that will be reinvested into the Company's business as well as to accelerate overall productivity on a global scale. As of December 29, 2013, these initiatives have resulted in the reduction of approximately 3,400 corporate and field positions across the Company's global business segments as well as the closure, or planned closure, and consolidation of manufacturing and corporate office facilities.

The Company recorded pre-tax costs related to these initiatives of $410.4 million in the Successor period from February 8, 2013 to December 29, 2013, and $6 million in the Predecessor period, which were recorded in the Non-Operating segment.  These pre-tax restructuring and productivity initiatives were comprised of the following:

•
$274.5 million for the Successor period for severance and employee benefit costs relating to the reduction of corporate and field positions across the Company, including pension curtailment and special termination charges of $56.6 million (see Note 14).

•	$69.7 million for the Successor period associated with other implementation costs, primarily for professional fees, and contract and lease termination costs.

•
$66.2 million for the Successor period, and $6 million for the Predecessor period relating to non-cash asset write-downs and accelerated depreciation for the closure of corporate offices and a factory in China and the reduction of manufacturing capacity of a factory in the U.K, and the planned closure and consolidation of 3 factories in the U.S. and Canada.

Of the $410.4 million total pre-tax charges in the Year-to-Date Successor period, $168.7 million was recorded in Cost of products sold and $241.7 million in Selling, general and administrative expenses ("SG&A").

The Company does not include productivity charges in the results of its reportable segments. The pre-tax impact of allocating such charges to segment results would have been as follows:

	Successor	Predecessor
	February 8 - December 29, 2013	April 29 - June 7, 2013

North America	$172.3	$—
Europe	126.2	3.6
Asia/Pacific	27.1	2.4
Latin America	17.9	—
RIMEA	4.0	—
Non-Operating	62.9	—
Total productivity charges	$410.4	$6.0
(Totals may not add due to rounding)

On November 14, 2013, the Company announced the planned closure and consolidation of 3 factories in the U.S. and Canada by the middle of calendar year 2014.  The number of employees expected to be impacted by these 3 plant closures and consolidation is approximately 1,350. The Company currently estimates it will incur total charges of approximately $63 million related to severance benefits and other severance-related expenses related to these factory closures, of which an immaterial amount was charged to the consolidated statement of operations in the Successor period.  In addition the Company will recognize accelerated depreciation on assets to be disposed of from November 2013 to the planned date of closure for the difference between the carrying amount and the projected recovery for these assets upon disposition in the second half of calendar year 2014.

The severance-related charges that the Company expects to incur in connection with these factory workforce reductions and factory closures are subject to a number of assumptions and may differ from actual results.  The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or related to, these cost reductions. Including charges incurred as of December 29, 2013, the Company currently estimates it will incur total charges of approximately $300 million related to severance benefits and other severance-related expenses.

Activity in other accrued liability balances for restructuring and productivity charges incurred by the Successor were as follows:

	Severance and other severance related costs	Other exit costs (a)	Total
	(In millions)
Transition period restructuring and productivity initiatives	$217.9	$69.7	$287.6
Cash payments	(124.6)	(28.1)	(152.7)
Accrual balance at December 29, 2013	$93.3	$41.6	$134.9
(Totals may not add due to rounding)
______________________________________
(a) Other exit costs primarily represent professional fees, and contract and lease termination costs.

Fiscal 2012

On May 26, 2011, the Company announced that it would invest in productivity initiatives during Fiscal 2012 designed to increase manufacturing effectiveness and efficiency as well as accelerate overall productivity on a global scale. The Company recorded costs related to these productivity initiatives of $205.4 million pre-tax ($144.0 million after-tax) during Fiscal 2012, all of which were reported in the Non-Operating segment. These pre-tax costs were comprised of the following:

•	$50.9 million relating to asset write-downs and accelerated depreciation for the closure of six factories, including two in Europe, three in the U.S. and one in Asia/Pacific,

•	$81.7 million for severance and employee benefit costs relating to the reduction of the global workforce by approximately 1,400 positions, and

•
$72.9 million associated with other implementation costs, primarily for professional fees, contract termination and relocation costs for the establishment of the European supply chain hub and to improve global manufacturing efficiencies.

Of the $205.4 million total pre-tax charges in Fiscal 2012, $129.9 million was recorded in cost of products sold and $75.5 million in SG&A. In addition, after-tax charges of $18.9 million were recorded in losses from discontinued operations for Fiscal 2012, for severance and employee benefit costs relating to workforce reductions by approximately 1,500 positions and the closure of two factories.

The Company does not include productivity charges in the results of its reportable segments. The pre-tax impact of allocating such charges to segment results would have been as follows:

Fiscal 2012
(In millions)
North America	$78.4
Europe	59.1
Asia/Pacific	65.6
Latin America	3.3
RIMEA	(1.6)
Non-Operating	0.6
Total productivity charges	$205.4
(Totals may not add due to rounding)

There were no charges for productivity initiatives in Fiscal 2013. The amount included in other accrued liabilities related to productivity initiatives totaled $54.6 million at April 29, 2012, all of which was paid in cash during Fiscal 2013.

8.    Goodwill and Other Intangible Assets
Changes in the carrying amount of goodwill for the fiscal years ended April 29, 2012 and April 28, 2013, the Predecessor period April 29, 2013 to June 7, 2013, and the Successor period from February 8, 2013 to December 29, 2013, by reportable segment, are as follows:

	North America	Europe	Asia/ Pacific	Latin America	RIMEA	Total
	(In thousands)
Predecessor
Balance at April 27, 2011	$1,369,411	$1,200,671	$392,080	$306,330	$29,949	$3,298,441
Purchase accounting adjustments	—	(600)	—	1,380	—	780
Disposals	—	(1,532)	—	—	—	(1,532)
Translation adjustments	(4,662)	(72,476)	3,119	(35,368)	(2,775)	(112,162)
Balance at April 29, 2012	1,364,749	1,126,063	395,199	272,342	27,174	3,185,527
Disposals	(899)	—	—	—	(527)	(1,426)
Impairment loss	—	—	(36,000)	—	—	(36,000)
Goodwill allocated to discontinued operations	—	—	(4,952)	—	—	(4,952)
Translation adjustments	(5,148)	(37,872)	5,595	(23,820)	(2,654)	(63,899)
Balance at April 28, 2013	1,358,702	1,088,191	359,842	248,522	23,993	3,079,250
Translation adjustments	(409)	10,438	(16,523)	(15,382)	(1,193)	(23,069)
Balance at June 7, 2013	$1,358,293	$1,098,629	$343,319	$233,140	$22,800	$3,056,181

Successor
Balance at February 8, 2013	$—	$—	$—	$—	$—	$—
Merger (see Note 4)	10,085,159	3,620,020	1,329,120	240,135	263,415	15,537,849
Purchase accounting adjustment	(178,605)	(106,437)	(247,248)	(14,513)	25,761	(521,042)
Translation adjustments	(52,976)	191,075	(54,893)	(14,706)	(15,245)	53,255
Balance at December 29, 2013	$9,853,578	$3,704,658	$1,026,979	$210,916	$273,931	$15,070,062
The Company recorded goodwill of $15.0 billion in connection with the Merger based on the preliminary purchase price allocation. Subsequent to the first quarter of the transition period, the Company made revisions to the purchase price allocation based on updated fair value estimates and related tax effects, which resulted in increased value allocated primarily to customer-related and other intangible assets and a corresponding reduction in goodwill. The adjustments were not recorded retrospectively as the impact was not considered to be material.
As a result of classifying the LongFong business as held for sale in Fiscal 2013, the Company took a non-cash impairment charge of $36.0 million to goodwill based on the fair value of the business based on the anticipated sale. During the second quarter of Fiscal 2013, the Company changed its annual goodwill impairment testing date from the fourth quarter to the third quarter of each year. As such, the Company completed its annual impairment assessment of goodwill during the third quarter of Fiscal 2013. No additional impairments were identified during the Company's annual assessment of goodwill. Total goodwill accumulated impairment losses for the Company since Fiscal 2003 were $120.6 million consisting of $54.5 million for Europe, $38.7 million for Asia/Pacific, $16.6 million for Latin America and $10.8 million for RIMEA as of April 28, 2013. Total goodwill accumulated impairment losses for the Company since Fiscal 2003 were $84.6 million consisting of $54.5 million for Europe, $2.7 million for Asia/Pacific, $16.6 million for Latin America and $10.8 million for RIMEA as of April 29, 2012 and April 27, 2011.
During the fourth quarter of Fiscal 2013, the Company completed its annual review of indefinite-lived intangible assets. No impairments were identified during the Company’s annual assessment of indefinite-lived intangible assets.
During the second quarter of Fiscal 2012, the Company finalized the purchase price allocation for the Coniexpress acquisition in Brazil resulting primarily in immaterial adjustments between goodwill, income taxes and non-pension postretirement benefits.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

Customer-related and other intangible assets at December 29, 2013, April 28, 2013 and April 29, 2012, subject to amortization expense, are as follows:

	Successor			Predecessor
	December 29, 2013			April 28, 2013			April 29, 2012
	Gross	Accum Amort	Net	Gross	Accum Amort	Net	Gross	Accum Amort	Net
	(In thousands)
Licenses	$119,714	$(10,030)	$109,684	$208,186	$(169,666)	$38,520	$208,186	$(163,945)	$44,241
Customer-related assets	1,375,876	(35,773)	1,340,103	209,428	(77,310)	132,118	216,755	(69,244)	147,511
Other	24,665	(1,118)	23,547	419,642	(156,032)	263,610	420,787	(149,178)	271,609
	$1,520,255	$(46,921)	$1,473,334	$837,256	$(403,008)	$434,248	$845,728	$(382,367)	$463,361
Amortization expense for customer-related and other intangible assets was $46.9 million, $3.2 million, $30.9 million, $31.8 million and $29.0 million for the Successor period February 8, 2013 to December 29, 2013, the Predecessor period April 29, 2013 to June 7, 2013, the fiscal years ended April 28, 2013, April 29, 2012 and April 27, 2011, respectively. Based upon the amortizable intangible assets recorded on the balance sheet as of December 29, 2013, average annual amortization expense for each of the next five fiscal years is estimated to be approximately $82.4 million.
Intangible assets not subject to amortization at December 29, 2013 totaled $13.02 billion and consisted of $12.13 billion of trademarks, $839.9 million of licenses, and $45.6 million of other intangible assets. Intangible assets not subject to amortization at April 28, 2013 totaled $981.3 million and consisted of $846.9 million of trademarks, $115.0 million of recipes/processes, and $19.4 million of licenses. Intangible assets not subject to amortization at April 29, 2012 totaled $1.04 billion and consisted of $895.9 million of trademarks, $119.3 million of recipes/processes, and $20.1 million of licenses. The increase in intangible assets, not subject to amortization expense, between April 28, 2013 and December 29, 2013, was due to the preliminary purchase accounting associated with the Acquisition (see Note 4). The reduction in intangible assets, not subject to amortization expense, between April 29, 2012 and April 28, 2013 was primarily due to translation adjustments and $14.6 million of intangible assets allocated to discontinued operations.

9.	Income Taxes
The following table summarizes the provision/(benefit) for U.S. federal, state and foreign taxes on income from continuing operations.

	Successor	Predecessor
	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013 FY 2013	April 29, 2012 FY 2012	April 27, 2011 FY 2011
	(In thousands)
Current:
U.S. federal	$10,200	$55,197	$126,878	$112,064	$41,673
State	1,798	8,409	14,622	12,326	14,992
Foreign	54,382	17,983	187,363	216,076	161,355
	66,380	81,589	328,863	340,466	218,020
Deferred:
U.S. federal	(124,798)	(13,346)	(13,589)	(16,884)	122,757
State	4,755	(469)	894	4,124	(4,402)
Foreign	(177,960)	(6,677)	(74,570)	(82,740)	34,442
	(298,003)	(20,492)	(87,265)	(95,500)	152,797
Provision for income taxes	$(231,623)	$61,097	$241,598	$244,966	$370,817
Tax benefits related to stock options and other equity instruments recorded directly to additional capital totaled $0 in the Successor period, $47 million in the Predecessor period from April 29, 2013 to June 7, 2013, $20.8 million in Fiscal 2013, $16.8 million in Fiscal 2012 and $21.4 million in Fiscal 2011.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

The components of income (loss) from continuing operations before income taxes consist of the following:

	Successor	Predecessor
	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013 FY 2013	April 29, 2012 FY 2012	April 27, 2011 FY 2011
	(In thousands)
Domestic	$(290,579)	$(191,629)	$378,283	$315,741	$470,646
Foreign	(7,126)	61,302	965,360	920,348	945,676
Income (loss) from continuing operations	$(297,705)	$(130,327)	$1,343,643	$1,236,089	$1,416,322
The differences between the U.S. federal statutory tax rate and the Company’s consolidated effective tax rate on continuing operations are as follows:

	Successor	Predecessor
	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013 FY 2013	April 29, 2012 FY 2012	April 27, 2011 FY 2011
U.S. federal statutory tax rate	35.0%	35.0%	35.0%	35.0%	35.0%
Tax on income of foreign subsidiaries	6.9	6.0	(5.5)	(6.2)	(3.9)
Changes in valuation allowances	(2.7)	1.6	0.9	1.5	(0.8)
State income taxes	(4.3)	(0.5)	0.3	0.8	1.0
Nondeductible deal costs	(2.0)	(18.8)	—	—	—
Earnings repatriation	(1.0)	(77.2)	0.9	2.0	2.9
Tax exempt income	13.3	9.7	(6.6)	(7.3)	(5.7)
Effects of revaluation of tax basis of foreign assets	—	0.4	(6.2)	(3.2)	(1.6)
Reduction of manufacturing deduction for loss carryback	(3.7)	—	—	—	—
Deferred tax effect of foreign statutory tax rate changes	35.9	0.3	(0.7)	(1.1)	(0.5)
Audit settlements and changes in uncertain tax positions	(0.4)	(3.6)	(0.3)	(2.0)	—
Other	0.8	0.2	0.2	0.3	(0.2)
Effective tax rate	77.8%	(46.9)%	18.0%	19.8%	26.2%

The increase in the effective tax rate on pre-tax losses in the Successor period resulted primarily from benefits related to a statutory tax rate reduction in the United Kingdom and a favorable jurisdictional mix. The negative effective tax rate in the June 7, 2013 Predecessor period was principally caused by tax expense provided in the period for the effect of repatriation costs for earnings of foreign subsidiaries distributed during the period along with the effect of nondeductible Merger related costs.

The decrease in the effective tax rate in Fiscal 2013 compared to Fiscal 2012 is primarily the result of increased benefits from the revaluation of the tax basis of certain foreign assets, and reduced charges for the repatriation of current year foreign earnings. These amounts were partially offset by lower current year benefits from tax exempt income and tax on income of foreign subsidiaries. The Fiscal 2012 tax provision also included a benefit from the resolution of a foreign tax case. Both Fiscal 2013 and Fiscal 2012 included a benefit of approximately $15 million from the reversal of an uncertain tax position liability due to the expiration of the statute of limitations in a foreign tax jurisdiction as well as benefits in each year related to 200 basis point statutory tax rate reductions in the United Kingdom. The decrease in the effective tax rate in Fiscal 2012 compared to Fiscal 2011 was primarily the result of increased benefits from the revaluation of the tax basis of foreign assets, the reversal of an uncertain tax position liability due to the expiration of the statute of limitations in a foreign jurisdiction, the beneficial resolution of a foreign tax case, and lower tax on the income of foreign subsidiaries primarily resulting from a statutory tax rate reduction in the U.K. These benefits were partially offset by changes in valuation allowances.

The tax benefit in the Successor period included a benefit of $106.7 million related to the impact on deferred taxes of a 300 basis point statutory tax rate reduction in the United Kingdom which was enacted during July 2013. The benefit of the statutory tax rate reduction in the United Kingdom was significantly increased as compared to the impact of the prior year United Kingdom rate reductions due to the increase in deferred tax liabilities recorded in purchase accounting for the Merger.
During Fiscal 2013, the Company completed a tax-free reorganization in a foreign jurisdiction which resulted in an increase in the tax basis of both fixed and intangible assets. The increased tax basis resulted in a $63.0 million tax benefit in Fiscal 2013

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

and is expected to provide cash flow benefits of approximately $91 million over the following 10 years as a result of the tax deductions of the assets over their amortization periods.
During Fiscal 2013, a foreign subsidiary of the Company exercised a tax option under local law to revalue certain of its intangible assets, increasing the local tax basis by $82.1 million. This revaluation resulted in a reduction of tax expense in Fiscal 2013 of $12.9 million, reflecting the deferred tax benefit from the higher tax basis partially offset by the tax liability arising from this revaluation of $13.1 million.
During Fiscal 2012, a foreign subsidiary of the Company exercised a tax option under local law to revalue certain of its intangible assets, increasing the local tax basis by approximately $220.2 million. This revaluation resulted in a reduction in Fiscal 2012 tax expense of $34.9 million reflecting the deferred tax benefit from the higher tax basis partially offset by the current tax liability arising from this revaluation of $34.8 million.
The tax benefit from the higher basis amortization of both revaluations above will result in a reduction in cash taxes over the 20 year tax amortization period of approximately $95 million. Also, as a result of these taxable revaluations, the subsidiary made tax payments of $15.7 million, $17.9 million and $10.4 million during the Successor period, Fiscal 2013 and Fiscal 2012, respectively, and is expected to make an additional payment of approximately $4 million during calendar year 2014.
The following table and note summarize deferred tax (assets) and deferred tax liabilities as of December 29, 2013, April 28, 2013 and April 29, 2012.

	Successor	Predecessor
	December 29, 2013	April 28, 2013	April 29, 2012
	(In thousands)
Depreciation/amortization	$775,441	$394,361	$469,963
Benefit plans	81,213	41,354	59,647
Deferred income	259,238	95,911	90,006
Financing costs	—	117,161	117,670
Indefinite lived intangible assets	3,691,087	438,647	441,024
Unremitted earnings of foreign subsidiaries	344,883	1,571	6,466
Other	57,973	46,510	48,371
Deferred tax liabilities	5,209,835	1,135,515	1,233,147
Operating loss carryforwards/carrybacks	(365,595)	(90,790)	(141,358)
Benefit plans	(87,157)	(211,658)	(195,697)
Depreciation/amortization	(358,098)	(158,194)	(147,745)
Tax credit carryforwards	(71,369)	(111,431)	(81,703)
Deferred income	(93,244)	(18,596)	(20,286)
Other	(129,670)	(97,894)	(96,502)
Deferred tax assets	(1,105,133)	(688,563)	(683,291)
Valuation allowance	78,205	46,069	90,553
Net deferred tax liabilities	$4,182,907	$493,021	$640,409
The table above excludes foreign deferred tax assets of $55.1 million, deferred tax liabilities of $5.2 million and a valuation allowance of $54.3 million related to a business classified as held for sale as of April 28, 2013 which was subsequently sold.
The Company records valuation allowances to reduce deferred tax assets to the amount that is more likely than not to be realized. When assessing the need for valuation allowances, the Company considers future taxable income and ongoing prudent and feasible tax planning strategies. Should a change in circumstances lead to a change in judgment about the realizability of deferred tax assets in future years, the Company would adjust related valuation allowances in the period that the change in circumstances occurs, along with a corresponding increase or charge to income.
The resolution of tax reserves and changes in valuation allowances could be material to the Company’s results of operations for any period, but is not expected to be material to the Company’s financial position.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

At the end of the Successor period, foreign operating loss carryforwards totaled $390.3 million. Of that amount, $162.8 million expire between 2014 and 2033; the other $227.5 million do not expire. U.S. federal operating losses, which arose principally as a result of the significant costs related to the Merger and subsequent restructuring and productivity actions, total $657.2 million and expire in 2033. The Company expects to fully utilize its U.S. federal operating losses during 2014 against both prior (through loss carryback) and current year taxable income. Deferred tax assets of $34.4 million have been recorded for foreign tax credit carryforwards. These credit carryforwards expire between 2020 and 2023. Deferred tax assets of $30.5 million have been recorded for state operating loss carryforwards. These losses expire between 2014 and 2033. Additionally, the Company has incurred losses in a foreign jurisdiction where the realization of a tax benefit is considered remote and, as a result, the Company has no deferred tax asset recognized for such losses.

The net change in the Successor period valuation allowance shown above is an increase of $32.1 million. The increase was primarily due to the recording of additional valuation allowance for foreign and state operating loss carryforwards that are not expected to be utilized. The net change in the Fiscal 2013 valuation allowance shown above is a decrease of $44.5 million. The decrease was primarily due to the classification of a foreign business as held for sale. The net change in the Fiscal 2012 valuation allowance was an increase of $26.2 million. The increase was primarily due to the recording of additional valuation allowance for foreign loss carryforwards that are not expected to be utilized, partially offset by the release of valuation allowance related to state tax loss and credit carryforwards that are now expected to be utilized. The net change in the Fiscal 2011 valuation allowance was an increase of $1.9 million. The increase was primarily due to the recording of additional valuation allowance for foreign loss carryforwards that are not expected to be utilized, partially offset by the release of valuation allowance related to state tax loss and credit carryforwards that are now expected to be utilized.
A reconciliation of the beginning and ending amount of gross unrecognized tax benefits is as follows:

	Successor	Predecessor
	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013	April 29, 2012	April 27, 2011
	(In millions)
Balance at the beginning of the period	$50.7	$45.4	$52.7	$70.7	$57.1
Increases for tax positions of prior years	0.5	5.8	1.9	5.2	13.5
Decreases for tax positions of prior years	(6.9)	(0.9)	(8.6)	(18.0)	(26.0)
Increases based on tax positions related to the current year	4.6	1.7	13.9	3.7	10.8
Increases due to business combinations	4.4	—	—	—	26.9
Decreases due to settlements with taxing authorities	—	—	(4.1)	(2.2)	(5.4)
Decreases due to lapse of statute of limitations	(0.2)	(1.3)	(10.4)	(6.7)	(6.2)
Balance at the end of the period	$53.1	$50.7	$45.4	$52.7	$70.7
The amount of unrecognized tax benefits that, if recognized, would impact the effective tax rate was $44.9 million, $38.3 million and $38.9 million, on December 29, 2013, April 28, 2013 and April 29, 2012, respectively.
The Company classifies interest and penalties on tax uncertainties as a component of the provision for income taxes. For the Successor period from February 8, 2013 to December 29, 2013, the total amount of net interest and penalty expense included in the provision for income taxes was an expense of $1.4 million and $0.1 million, respectively. For the Predecessor period April 29, 2013 to June 7, 2013, the total amount of net interest and penalty expense included in the provision for income taxes was an expense of $1.8 million and $0.2 million, respectively. For Fiscal 2013, the total amount of net interest and penalty expense included in the provision for income taxes was a benefit of $4.2 million and $6.3 million, respectively. For Fiscal 2012, the total amount of net interest and penalty expense included in the provision for income taxes was a benefit of $9.5 million and $4.7 million, respectively. For Fiscal 2011, the total amount of net interest and penalty expense included in the provision for income taxes was a benefit of $1.3 million and $0.1 million, respectively. The total amount of interest and penalties accrued as of December 29, 2013 was $10.7 million and $8.5 million, respectively. The total amount of interest and penalties accrued as of April 28, 2013 was $8.5 million and $6.9 million, respectively. The corresponding amounts of accrued interest and penalties at April 29, 2012 were $16.0 million and $13.8 million, respectively.
It is reasonably possible that the amount of unrecognized tax benefits will decrease by as much as $25 million in the next 12 months primarily due to the expiration of statutes in various foreign jurisdictions along with the progression of federal, state and foreign audits in process.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

The provision for income taxes consists of provisions for federal, state and foreign income taxes. The Company operates in an international environment with significant operations in various locations outside the U.S. Accordingly, the consolidated income tax rate is a composite rate reflecting the earnings in various locations and the applicable tax rates. In the normal course of business the Company is subject to examination by taxing authorities throughout the world, including such major jurisdictions as Australia, Canada, Italy, the Netherlands, the United Kingdom and the United States. The Company has substantially concluded all national income tax matters for years through Fiscal 2011 for the Netherlands and United Kingdom, Fiscal 2010 for the U.S., through Fiscal 2009 for Italy, and through Fiscal 2008 for Australia and Canada.
Undistributed earnings of foreign subsidiaries considered to be indefinitely reinvested or which may be remitted tax free in certain situations, amounted to approximately $2.2 billion at December 29, 2013. The Company has not determined the deferred tax liability associated with these undistributed earnings, as such determination is not practicable. Prior to the Merger, our intent was to reinvest the accumulated earnings of our foreign subsidiaries in our international operations, except where remittance could be made tax free in certain situations, and our plans did not demonstrate a need to repatriate them to fund our cash requirements in the U.S. and, accordingly, a liability for the related deferred income taxes was not reflected in the Company's financial statements as of April 28, 2013. While we continue to expect to reinvest a substantial portion of the prior and future earnings of our foreign subsidiaries in our international operations, as of the Acquisition date we determined that a portion of our accumulated unremitted foreign earnings are likely to be needed to meet U.S. cash needs principally due to the increased financing costs arising with the Acquisition. For the portion of unremitted foreign earnings preliminarily determined not to be permanently reinvested, a deferred tax liability of approximately $345 million is recorded at December 29, 2013. The Company currently anticipates repatriating the majority of the accumulated unremitted earnings which are no longer permanently reinvested during 2014 resulting in the utilization of a substantial portion of its foreign tax credit carryforwards. The Company has not yet finalized its estimate of acquisition date deferred taxes associated with its repatriation plans and further adjustments of this estimate may be made as the purchase price allocation is finalized during the measurement period.

10.    Debt and Financing Arrangements
Short-term debt consisted of bank debt and other borrowings of $143.7 million, $1.14 billion and $46.5 million as of December 29, 2013, April 28, 2013 and April 29, 2012, respectively. The weighted average interest rate was 2.1%, 1.4% and 5.1% for the transition period, Fiscal 2013 and Fiscal 2012, respectively. See below for further discussion of a short-term credit agreement entered into in April 2013.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

Long-term debt was comprised of the following as of December 29, 2013, April 28, 2013 and April 29, 2012:

	Successor	Predecessor
	December 29, 2013	April 28, 2013	April 29, 2012
		(In thousands)
$2.95 billion Term B-1 Loan	2,929,213	—	—
$6.55 billion Term B-2 Loan	6,518,524	—	—
$3.10 billion 4.25% Second Lien Senior Secured Notes due 2020	3,100,000	—	—
Japanese Yen Credit Agreement due October 2012 (variable rate)	—	—	186,869
Other U.S. Dollar Debt due May 2013 — November 2034 (0.94%—7.96%)	10,774	25,688	43,164
Other Non-U.S. Dollar Debt due May 2013 — May 2023 (3.50%—11.00%)	70,411	56,293	64,060
5.35% U.S. Dollar Notes due July 2013	—	499,993	499,958
8.0% Heinz Finance Preferred Stock due July 2013	—	350,000	350,000
Japanese Yen Credit Agreement due December 2013 (variable rate)	—	163,182	199,327
U.S. Dollar Private Placement Notes due May 2014 — May 2021 (2.11% - 4.23%)	—	500,000	500,000
Japanese Yen Credit Agreement due October 2015 (variable rate)	—	152,983	—
U.S. Dollar Private Placement Notes due July 2016 — July 2018 (2.86% - 3.55%)	—	100,000	100,000
2.00% U.S. Dollar Notes due September 2016	58,308	299,933	299,913
1.50% U.S. Dollar Notes due March 2017	17,743	299,648	299,556
U.S. Dollar Remarketable Securities due December 2020	—	119,000	119,000
3.125% U.S. Dollar Notes due September 2021	34,433	395,772	395,268
2.85% U.S. Dollar Notes due March 2022	5,599	299,565	299,516
$235 million 6.375% U.S. Dollar Debentures due July 2028	258,075	231,396	231,137
£125 million 6.25% British Pound Notes due February 2030	218,507	192,376	202,158
$437 million 6.75% U.S. Dollar Notes due March 2032	476,943	435,185	435,112
$931 million 7.125% U.S. Dollar Notes due August 2039	1,026,881	628,082	626,747
	14,725,411	4,749,096	4,851,785
Hedge Accounting Adjustments (See Note 15)	—	122,455	128,444
Less portion due within one year	(107,765)	(1,023,212)	(200,248)
Total long-term debt	$14,617,646	$3,848,339	$4,779,981
Weighted-average interest rate on long-term debt, including the impact of applicable interest rate swaps	4.01%	4.07%	4.28%
Senior Credit Facilities
The Senior Credit Facilities are with a syndicate of banks and other financial institutions and provides financing of up to $9.5 billion and consist of (i)(a) term B-1 loans in an aggregate principal amount of $2.95 billion (the “B-1 Loans”) and (b) term B-2 loans in aggregate principal amount of $6.55 billion (the “B-2 Loans”) in each case under the new senior secured term loan facilities (the “Term Loan Facilities”) and (ii) revolving loans of up to $2.0 billion (including revolving loans, swingline loans and letters of credit), a portion of which may be denominated in Euro, Sterling, Australian Dollars, Japanese Yen or New Zealand Dollars, under the new senior secured revolving loan facilities (the “Revolving Credit Facilities” and, together with the Term Loan Facilities, the "Senior Credit Facilities"). Concurrently with the consummation of the Merger, the full amount of the term loan was drawn, and no revolving loans were drawn.

Borrowings under the Term Loan Facilities have tranches of 6 and 7 year maturities and fluctuating interest rates based on, at the Company's election, base rate or LIBOR plus a spread on each of the tranches, with respective spreads ranging from 125-150 basis points for base rate loans with a 2% base rate floor and 225-250 basis points for LIBOR loans with a 1% LIBOR floor. Loans under the revolving credit facilities have 5 year maturities and a fluctuating interest rate based on, at the Company's election, base rate or LIBOR, with respective spreads ranging from 50-100 basis points for base rate loans and 150-200 basis points for LIBOR loans, on which nothing is currently drawn.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

The obligations of the Company under the Senior Credit Facilities are guaranteed by Holdings and each direct and indirect, existing and future, domestic material wholly-owned restricted subsidiary of the Company. The Senior Credit Facilities and any swap agreements and cash management arrangements provided by any party to the Senior Credit Facilities or any of its affiliates are expected to be secured on a first priority basis by a perfected security interest in substantially all of the Company's and each guarantor's tangible and intangible assets (subject to certain exceptions), including U.S. registered intellectual property, owned real property above a value to be agreed and all of the capital stock of the borrower and all capital stock directly held by the borrower or any subsidiary guarantor of each of its wholly-owned material restricted subsidiaries (limited to 65% of the capital stock of foreign subsidiaries).

The Senior Credit Facilities contain a number of customary affirmative and negative covenants that, among other things, limits or restricts the ability of the Company and its restricted subsidiaries to incur additional indebtedness (including guarantee obligations); incur liens; engage in mergers, consolidations, liquidations and dissolutions (other than the Merger); sell assets; pay dividends and make other payments in respect of capital stock; make acquisitions, investments, loans and advances; pay and modify the terms of certain indebtedness; engage in certain transactions with affiliates; enter into negative pledge clauses and clauses restricting subsidiary distributions; and change its line of business.

In addition, under the Revolving Credit Facilities, the Company is required to comply with a specified first lien senior secured leverage ratio to the extent any loans are outstanding under the New Revolving Credit Facility or Letters of Credit issued and outstanding thereunder exceed $50 million as of the end of any fiscal quarter. The Senior Credit Facilities also contains certain customary representations and warranties, affirmative covenants and events of default. As of December 29, 2013, the Company is in compliance with these credit facility covenants.

4.25% Second Lien Senior Secured Notes
On April 1, 2013, in connection with the Merger, Merger Subsidiary completed the private placement of $3.1 billion aggregate principal amount of 4.25% Second Lien Senior Secured Notes due 2020 (the “Notes”) to initial purchasers for resale by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States under Regulation S of the Securities Act. The Notes were issued pursuant to an indenture (the “Indenture”), dated as of April 1, 2013, by and among Merger Subsidiary, Holdings and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

On June 7, 2013, the Company, certain of its direct and indirect wholly owned domestic subsidiaries (the “Guarantors”), the Trustee and the Collateral Agent entered into a supplemental indenture (the “Supplemental Indenture”) to the Indenture pursuant to which the Company assumed all of the obligations of Merger Subsidiary as issuer of the Notes. Also on June 7, 2013, in connection with the Merger, we executed a Joinder Agreement (the “Purchase Agreement Joinder”) to the Purchase Agreement, dated March 22, 2013 (the “Purchase Agreement”), among Merger Subsidiary, Parent and the several initial purchasers named in the schedule thereto (the “Initial Purchasers”), relating to the issuance and sale by Merger Subsidiary to the Initial Purchasers of $3.1 billion in aggregate principal amount of the Notes, pursuant to which the H. J. Heinz Company and certain of its subsidiaries became parties to the Purchase Agreement.

Interest on the Notes accrues at the rate of 4.25% per annum and is payable, in cash, semi-annually in arrears on each date April 15 and October 15, beginning on October 15, 2013, to holders at the close of business on April 1 and October 1 immediately preceding the applicable interest payment date. Interest on the Notes accrues from and includes the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months. Each interest period will end on (but not include) the relevant interest payment date.

The Notes are jointly and severally, unconditionally guaranteed on a senior secured basis, by Holdings and each direct and indirect, existing and future, domestic material 100% owned restricted subsidiary that guarantee our obligations under the Senior Credit Facilities.

The Indenture (as supplemented by the Supplemental Indenture) limits the ability of the Company and its restricted subsidiaries to incur additional indebtedness or guarantee indebtedness; create liens or use assets as security in other transactions; declare or pay dividends, redeem stock or make other distributions to stockholders; make investments; merge or consolidate, or sell, transfer, lease or dispose of substantially all of our assets; enter into transactions with affiliates; sell or transfer certain assets; and agree to certain restrictions on the ability of restricted subsidiaries to make payments to us. We are in compliance with these covenants as of December 29, 2013.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

The Notes can be redeemed at any time prior to April 15, 2015 by paying a make-whole premium, plus accrued and unpaid interest to the redemption date. We may redeem all or part of the Notes at any time after April 15, 2015 at the following percentages: 2015: 102.125%, 2016: 101.0625%, 2017 and thereafter: 100%. In addition, at any time prior to April 15, 2015, we may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 104.25% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds from certain equity offerings.

If the Company experiences a change of control, the holders of the Notes have the right to require the Company to offer to repurchase the Notes at a purchase price equal to 101% of their aggregate principal amount plus accrued and unpaid interest and additional amounts, if any, to the date of such repurchase.

On April 1, 2013, concurrently with the consummation of the issuance of the Notes, we entered into a Registration Rights Agreement (the "Registration Rights Agreement") among Merger Subsidiary, Holdings and Wells Fargo Securities, LLC for itself and on behalf of the Initial Purchasers. On June 7, 2013, we executed a joinder to the Registration Rights Agreement pursuant to which the H. J. Heinz Company and certain of its subsidiaries became parties to the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed, at our own cost, for the benefit of the holders of the Notes, to use our commercially reasonable efforts to file a registration statement (the “exchange offer registration statement”) with respect to a registered exchange offer (each, an “exchange offer”) to exchange such notes for new notes with terms substantially identical in all material respects with the notes (except for the provisions relating to the transfer restrictions and payment of additional interest), to cause the exchange offer registration statement to be declared effective by the SEC under the Securities Act and to consummate the exchange offer not later than 365 days after the Merger closing date. In the event that the exchange offer registration statement is not completed or is not declared effective by the SEC within 365 days after the Merger closing date, the interest rate will be increased, up to a maximum increase of 1.00% per annum, until the exchange offer registration is declared effective by the SEC.

Financing implications of the acquisition on our existing debt
A substantial portion of the Company's indebtedness was subject to acceleration upon a change of control or required the Company to offer holders the option to repurchase such indebtedness from such holders (assuming such change of control triggered certain downgrades in the ratings of the Company's debt).  On June 7, 2013 certain of the Company's outstanding indebtedness that was not subject to acceleration upon a change of control and that either did not contain change of control repurchase obligations or where the holders did not elect to have such indebtedness repurchased in a change of control offer remain outstanding as at June 7, 2013.
On March 13, 2013, the Company launched a successful consent solicitation relating to the 7.125% Notes due 2039 seeking a waiver of the change of control provisions as applicable to the Merger Agreement and as a result those notes remain outstanding as of December 29, 2013.
Debt issuance costs
As of December 29, 2013, unamortized debt issuance costs related to new borrowings under our current Senior Credit Facilities and the Notes were $320.8 million, collectively. Amortization of debt issuance costs recorded were $29.1 million for the period February 8, 2013 to December 29, 2013, and $0.9 million for the Predecessor period. These costs are amortized on a straight-line basis or using the effective interest method, as appropriate, over the respective term of debt to which they specifically relate.

Total long term debt matures as follows:

	Fiscal Year
	2014	2015	2016	2017	2018	There After	Total
	(In thousands)
Maturity /Retirements	$107,765	$117,801	$111,258	$168,543	$115,411	$14,104,633	$14,725,411
Other information
During the first quarter of Fiscal 2013, the Company terminated its variable rate three year 15 billion Japanese yen denominated credit agreement that was due October 2012, and settled the associated swap, which had an immaterial impact to the Company's consolidated statement of income. In addition, the Company entered into a new variable rate three year 15 billion

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

Japanese yen denominated credit agreement. The proceeds were swapped to $188.5 million U.S. dollars and the interest rate was fixed at 2.22%. This credit agreement was terminated in the Predecessor period April 29, 2013 to June 7, 2013.
At April 28, 2013, the Company had a $1.5 billion credit agreement which expires in June 2016. This credit agreement supported the Company's commercial paper borrowings. In April 2013, the Company entered into a new $1.5 billion 1.28% credit agreement under which it borrowed $1.1 billion primarily to pay off all of the outstanding commercial paper. Both credit agreements were terminated on June 7, 2013 in conjunction with the closing of the Merger Agreement. In addition, the Company has $217.9 million of foreign lines of credit available at December 29, 2013.
During the fourth quarter of Fiscal 2012, the Company issued $300 million 1.50% Notes due 2017 and $300 million 2.85% Notes due 2022. During the second quarter of Fiscal 2012, the Company issued $300 million 2.00% Notes due 2016 and $400 million 3.125% Notes due 2021. During the first quarter of Fiscal 2012, the Company issued $500 million of private placement notes at an average interest rate of 3.48% with maturities of three, five, seven and ten years. Additionally, during the first quarter of Fiscal 2012, the Company issued $100 million of private placement notes at an average interest rate of 3.38% with maturities of five and seven years. The prior year proceeds were used for the repayment of commercial paper and to pay off the Company's $750 million of notes which matured on July 15, 2011 and $600 million notes which matured on March 15, 2012.
Certain of the Company's debt agreements contain customary covenants, including a leverage ratio covenant. The Company was in compliance with all of its covenants as of December 29, 2013, April 28, 2013 and April 29, 2012.
During the third quarter of Fiscal 2012, the Company remarketed the remaining $119 million remarketable securities at a rate of 6.049%. On the same date, the Company entered into a total rate of return swap with a notional amount of $119 million as an economic hedge to reduce the interest cost related to these remarketable securities. See Note 15 for further details. As a result of the Merger, the remarketable securities were repaid and the associated total rate of return swap was terminated.
During the first quarter of Fiscal 2013, the Company entered into an amendment of its $175 million accounts receivable securitization program that extended the term until June 7, 2013. For the sale of receivables under the program, the Company receives cash consideration of up to $175 million and a receivable for the remainder of the purchase price (the "Deferred Purchase Price"). The cash consideration and the carrying amount of receivables removed from the consolidated balance sheets were $158.7 million and $161.8 million as of April 28, 2013 and April 29, 2012, respectively, resulting in a decrease of $3.1 million in cash for sales under this program for Fiscal 2013 and an increase in cash of $132.8 million for Fiscal 2012. The fair value of the Deferred Purchase Price was $53.6 million and $56.8 million as of April 28, 2013 and April 29, 2012, respectively. The increase in cash proceeds related to the Deferred Purchase Price was $3.2 million and $117.1 million as of April 28, 2013 and April 29, 2012, respectively. This Deferred Purchase Price is included as a trade receivable on the consolidated balance sheets and has a carrying value which approximates fair value as of April 28, 2013 and April 29, 2012, due to the nature of the short-term underlying financial assets. On May 31, 2013, subsequent to the Fiscal 2013 year end, the Company entered into an amendment of the $175 million accounts receivables securitization program that extended the term until May 30, 2014. Prior to this amendment, the Company accounted for transfers of receivables pursuant to this program as a sale and removed them from the consolidated balance sheet. This amendment results in the transfers no longer qualifying for sale treatment under U.S. GAAP. As a result, all transfers are accounted for subsequent to this amendment as secured borrowings and the receivables sold pursuant to this program are included on the balance sheet as trade receivables, along with the Deferred Purchase Price. The amount of trade receivables included on the balance sheet at December 29, 2013 which are acting as collateral for these borrowings was $140 million.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

11.    Supplemental Cash Flows Information

	Successor	Predecessor
	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013 FY 2013	April 29, 2012 FY 2012	April 27, 2011 FY 2011
	(In thousands)
Cash Paid During the Period For:
Interest	$259,335	$42,376	$285,324	$277,954	$268,131
Income taxes	$131,213	$31,912	$327,046	$265,547	$154,527
In addition, the Company acted as servicer for approximately $76.5 million, $184.3 million and $205.6 million of trade receivables which were sold to unrelated third parties without recourse as of December 29, 2013, April 28, 2013 and April 29, 2012, respectively. These trade receivables are short-term in nature. The proceeds from these sales are also recognized on the statements of cash flows as a component of operating activities.
The Company has not recorded any servicing assets or liabilities as of December 29, 2013, April 28, 2013 or April 29, 2012 for the arrangements discussed above because the fair value of these servicing agreements as well as the fees earned were not material to the financial statements.

12.    Employees' Stock Incentive Plans and Management Incentive Plans
On June 7, 2013, in accordance with the Merger, (i) each outstanding share of Company common stock (other than shares owned by the Company, Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, and in each case not held on behalf of third parties) was canceled and automatically converted into the right to receive $72.50 in cash, without interest and less applicable withholding taxes thereon (the “Merger Consideration”), (ii) each outstanding stock option, whether vested or unvested, was canceled and automatically converted into the right to receive, with respect to each share subject to the option, the Merger Consideration less the exercise price per share, (iii) each outstanding Company phantom unit, whether vested or unvested, was canceled and automatically converted into the right to receive the Merger Consideration, and (iv) each outstanding Company restricted stock unit ("RSU") (other than retention restricted stock units), whether vested or unvested, was canceled and automatically converted into the right to receive, with respect to each share subject to the restricted stock unit, the Merger Consideration plus any accrued and unpaid dividend equivalents, except that payment in respect of Company restricted stock units that have been deferred will be made in accordance with the terms of the award and the applicable deferral election made by the holder. The expense from accelerated vesting of these stock-based awards totaling $24.3 million was recorded in Merger related costs in the accompanying statement of operations for the Predecessor period ended June 7, 2013.
At December 29, 2013, the Company has no outstanding pre-Merger stock option awards, restricted stock units and restricted stock awards, other than the retention RSUs. Retention RSUs were not canceled in connection with the Merger, and remain subject to the vesting schedule pursuant to the existing terms of the applicable award agreements and the general timing of payment would be in accordance with such terms. Pursuant to the Merger Agreement, these equity awards have been converted into liability awards and for the vested portion of these awards the Company recorded an amount equal to the Merger consideration plus any accrued and unpaid dividend equivalents.
The compensation cost related to equity plans that were in place in the Predecessor periods primarily recognized in SG&A and Merger related costs, and the related tax benefit, are as follows:

	Successor	Predecessor
	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013 FY 2013	April 29, 2012 FY 2012	April 27, 2011 FY 2011
	(In millions)
Pre-tax compensation cost	$2.6	$26.3	$33.7	$36.5	$32.7
Tax benefit	0.9	8.0	10.8	12.0	10.4
After-tax compensation cost	$1.7	$18.3	$22.9	$24.5	$22.3

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

During Fiscals 2013 and 2012, the Company's plan from which it issued equity-based awards was the Fiscal Year 2003 Stock Incentive Plan (the “2003 Plan”), which was approved by shareholders on September 12, 2002. During Fiscal 2011, the Company issued equity-based awards from the 2003 Plan and the 2000 Stock Option Plan (the “2000 Plan”).  The 2000 Plan was approved by Shareholders on September 12, 2000 and expired on September 12, 2010. Pursuant to the 2003 Plan, the Management Development & Compensation Committee ("MD&CC") was authorized to grant a maximum of 9.4 million shares for issuance as restricted stock units or restricted stock. Any available shares may have been issued as stock options. The maximum number of shares that may have been granted under this plan was 18.9 million shares. Shares issued under these plans were sourced from available treasury shares. The 2003 Plan was originally scheduled to continue to be used until there were no more outstanding shares to award; however, the 2003 Plan was terminated as a result of the Merger.  Effective August 28, 2012, the MD&CC approved the 2013 Plan with a term of ten years.  The MD&CC was authorized to grant a maximum of 10 million shares for issuance as restricted stock units, restricted stock, or stock options; however, no shares were issued from this Plan. The 2013 Plan was terminated as a result of the Merger.

Stock Options:
In October 2013, the Board adopted the H.J. Heinz Holding Corporation 2013 Omnibus Incentive Plan (the “2013 Omnibus Plan”) which authorizes the issuance of up to 39,600,000 shares of our Parent's capital stock. On October 16, 2013, Parent granted non-qualified stock options under the 2013 Omnibus Plan to purchase up to 14,300,000 shares of Common Stock in Parent to select employees and Directors. With respect to the 14,300,000 shares underlying such options, the exercise price is $10.00 per share with cliff vesting on July1, 2018, provided the employee is continuously employed by Parent or one of its subsidiaries or affiliates. Share-based compensation expense of $1.4 million associated with such grant was pushed down to the Company and is reflected in SG&A for the Successor period.
Prior to the Merger, stock options generally vested over a period of four years after the date of grant. Awards granted prior to Fiscal 2006 generally had a maximum term of ten years. Awards granted between Fiscal 2006 and Fiscal 2012 had a maximum term of seven years. Awards granted in Fiscal 2013 had a maximum term of ten years.
In accordance with their respective plans, stock option awards are forfeited if a holder voluntarily terminates employment prior to the vesting date. The Company estimates forfeitures based on an analysis of historical trends updated as discrete new information becomes available and are re-evaluated on an annual basis. Compensation cost in any period is at least equal to the grant-date fair value of the vested portion of an award on that date.
The Company presents all benefits of tax deductions resulting from the exercise of stock-based compensation as operating cash flows in the consolidated statements of cash flows, except the benefit of tax deductions in excess of the compensation cost recognized for those options (“excess tax benefits”) which are classified as financing cash flows. There were no exercises of stock-based compensation in the Successor period February 8, 2013 to December 29, 2013. For the Predecessor period April 29, 2013 to June 7, 2013, $14.4 million of cash tax benefits was reported as an operating cash inflow and $36.7 million of excess tax benefits as a financing cash inflow. For the fiscal year ended April 28, 2013, $8.1 million of cash tax benefits was reported as an operating cash inflow and $10.3 million of excess tax benefits as a financing cash inflow. For the fiscal year ended April 29, 2012, $7.5 million of cash tax benefits was reported as an operating cash inflow and $7.6 million of excess tax benefits as a financing cash inflow. For the fiscal year ended April 27, 2011, $12.4 million of cash tax benefits was reported as an operating cash inflow and $8.6 million of excess tax benefits as a financing cash inflow.

During Fiscal 2013, the Company granted 1,540,340 option awards to employees sourced from the 2003 Plan. The weighted average fair value per share of the options granted during the Successor period February 8, 2013 to December 29, 2013, fiscal years ended April 28, 2013, April 29, 2012, and April 27, 2011 as computed using the Black-Scholes pricing model was $2.43, $5.79, $5.80, and $5.36, respectively. There were no options granted in the Predecessor period April 29, 2013 to June 7, 2013. The weighted average assumptions used to estimate these fair values are as follows:

	Successor	Predecessor
	February 8 - December 29, 2013	April 28, 2013 FY 2013	April 29, 2012 FY 2012	April 27, 2011 FY 2011
Dividend yield	—%	3.7%	3.7%	3.9%
Expected volatility	24.3%	19.4%	20.9%	20.5%
Expected term (years)	5.0	7.0	5.0	5.5
Risk-free interest rate	1.4%	1.0%	1.0%	1.7%

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

The dividend yield assumption is based on the current fiscal year dividend payouts. The expected volatility of the Company’s common stock at the date of grant in the Predecessor was estimated based on a historic daily volatility rate over a period equal to the average life of an option. The expected volatility of the Company’s common stock at the date of grant in the Successor period was estimated based on a review of the equity volatilities of publicly-traded peer companies . The weighted average expected life of options is based on consideration of historical exercise patterns adjusted for changes in the contractual term and exercise periods of current awards. The risk-free interest rate is based on the U.S. Treasury (constant maturity) rate in effect at the date of grant for periods corresponding with the expected term of the options.
A summary of the Company’s stock option activity and related information is as follows:

	Number of Options	Weighted Average Exercise Price (per share)	Aggregate Intrinsic Value
	(In thousands, except per share data)
Predecessor
Options outstanding at April 28, 2010	12,921	$39.36	$508,611
Options granted	1,733	46.42	80,460
Options exercised	(4,813)	35.73	(171,980)
Options cancelled/forfeited and returned to the plan	(73)	42.81	(3,147)
Options outstanding at April 27, 2011	9,768	42.38	413,944
Options granted	1,649	52.19	86,068
Options exercised	(2,798)	37.99	(106,287)
Options cancelled/forfeited and returned to the plan	(11)	38.38	(435)
Options outstanding at April 29, 2012	8,608	45.69	393,290
Options granted	1,540	55.72	85,828
Options exercised	(3,504)	42.35	(148,376)
Options cancelled/forfeited and returned to the plan	(110)	50.67	(5,616)
Options outstanding at April 28, 2013	6,534	49.76	325,126
Options exercised - settled in shares	(25)	34.60	(850)
Options exercised - settled in cash	(6,509)	49.82	(324,276)
Options outstanding at June 7, 2013	—	—	—

Successor
Options outstanding at June 8, 2013	—	$—	$—
Options granted	14,300	$10.00	$143,000
Options outstanding at December 29, 2013	14,300	$10.00	$143,000

Options vested and exercisable at April 27, 2011	5,744	$40.65	$233,507
Options vested and exercisable at April 29, 2012	4,418	$43.90	$193,942
Options vested and exercisable at April 28, 2013	2,573	$48.01	$123,502
Options vested and exercisable at June 7, 2013	—	$—	$—
Options vested and exercisable at December 29, 2013	—	$—	$—
The Company received proceeds of $0.9 million, $113.5 million, $82.7 million, and $154.8 million from the exercise of stock options during the Predecessor period April 29, 2013 to June 7, 2013, fiscal years ended April 28, 2013, April 29, 2012 and April 27, 2011, respectively. The tax benefit recognized as a result of stock option exercises was $51.1 million, $18.3 million, $15.1 million and $21.0 million for the Predecessor period April 29, 2013 to June 7, 2013, fiscal years ended April 28, 2013, April 29, 2012, and April 27, 2011, respectively.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

A summary of the status of the Company’s unvested stock options is as follows:

	Number of Options	Weighted Average Grant Date Fair Value (per share)
	(In thousands, except per share data)
Predecessor
Unvested options at April 29, 2012	4,190	$5.43
Options granted	1,540	$5.79
Options vested	(1,662)	$5.39
Options forfeited	(107)	$5.61
Unvested options at April 28, 2013	3,961	$5.59
Options vested	(3,961)	$5.59
Unvested options at June 7, 2013	—	$—

Successor
Unvested options at June 8, 2013	—	$—
Options granted	14,300	$2.43
Unvested options at December 29, 2013	14,300	$2.43
Unrecognized compensation cost related to unvested option awards under the 2000 and 2003 Plans totaled $4.6 million and $6.4 million as of April 28, 2013 and April 29, 2012, respectively. Due to the Merger, stock options were canceled and cash-settled; therefore, there is no unrecognized expense as of June 7, 2013. Unrecognized compensation cost related to unvested option awards under the 2013 Omnibus Plan was $33.3 million as of December 29, 2013 to be recognized over 5 years.
Restricted Stock Units and Restricted Shares:
The 2003 Plan authorized up to 9.4 million shares for issuance as restricted stock units (“RSUs”) or restricted stock with vesting periods from the first to the fifth anniversary of the grant date as set forth in the award agreements. Upon vesting, the RSUs were converted into shares of the Company’s stock on a one-for-one basis and issued to employees, subject to any deferral elections made by a recipient or required by the plan. Restricted stock was reserved in the recipients’ name at the grant date and issued upon vesting. The Company was entitled to an income tax deduction in an amount equal to the taxable income reported by the holder upon vesting of the award. RSUs generally vested over a period of one to four years after the date of grant. The 2003 Plan was terminated as a result of the Merger.
Total compensation expense relating to former RSUs and restricted stock was $2.6 million, $21.7 million, $23.6 million, $25.7 million and $23.2 million for the Successor period February 8, 2013 to December 29, 2013, Predecessor period April 29, 2013 to June 7, 2013, fiscal years ended April 28, 2013, April 29, 2012, and April 27, 2011, respectively. Unrecognized compensation cost in connection with RSU and restricted stock grants totaled $24.9 million, $27.6 million, and $29.4 million at April 28, 2013, April 29, 2012, and April 27, 2011, respectively. Due to the Merger, RSUs and restricted stock (except retention RSUs) were cancelled and settled in cash; therefore, there is no unrecognized expense as of June 7, 2013. No RSUs or restricted stock was granted subsequent to June 7, 2013.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

A summary of the activity of unvested RSU and restricted stock awards and related information is as follows:

	Number of Units	Weighted Average Grant Date Fair Value (Per Share)
	(In thousands, except per share data)
Predecessor
Unvested units and stock at April 28, 2010	1,496	$44.13
Units and stock granted	574	46.74
Units and stock vested	(725)	44.96
Units and stock cancelled/forfeited and returned to the plan	(49)	43.47
Unvested units and stock at April 27, 2011	1,296	44.84
Units and stock granted	526	52.31
Units and stock vested	(520)	45.27
Units and stock cancelled/forfeited and returned to the plan	(32)	45.90
Unvested units and stock at April 29, 2012	1,270	47.75
Units and stock granted	464	55.88
Units and stock vested	(567)	47.33
Units and stock cancelled/forfeited and returned to the plan	(53)	50.01
Unvested units and stock at April 28, 2013	1,114	$51.24
Units and stock vested - settled in shares	(9)	46.37
Units and stock vested - settled in cash	(1,004)	51.05
Units and stock converted to liability awards (RSU retention awards)	(97)	53.69
Units and stock cancelled/forfeited and returned to the plan	(4)	51.35
Unvested units and stock at June 7, 2013	—	$—

Upon share option exercise or vesting of restricted stock and RSUs, the Company used available treasury shares and maintained a repurchase program that anticipated exercises and vesting of awards so that shares were available for issuance. The Company recorded forfeitures of restricted stock as treasury share repurchases.
Global Stock Purchase Plan:
The Company had a shareholder-approved employee global stock purchase plan (the “GSPP”) that permitted substantially all employees to purchase shares of the Company’s common stock at a discounted price through payroll deductions at the end of two six-month offering periods. The offering periods were February 16 to August 15 and August 16 to February 15. The purchase price of the option was equal to 95% of the fair market value of the Company’s common stock on the last day of the offering period. The number of shares available for issuance under the GSPP was a total of five million shares. During the two offering periods from February 16, 2012 to February 15, 2013, employees purchased 121,460 shares under the plan. During the two offering periods from February 16, 2011 to February 15, 2012, employees purchased 165,635 shares under the plan.
As a result of the Merger Agreement, the Company's GSPP was terminated immediately following the scheduled purchases on the February 15, 2013 purchase date for the purchase period August 16, 2012 to February 15, 2013.
Annual Incentive Bonus:
The Company’s management incentive plans cover officers and other key employees. Participants may elect to be paid on a current or deferred basis. The aggregate amount of all awards may not exceed certain limits in any year. Compensation under the management incentive plans was approximately $15 million, $3 million, $32 million, $34 million, and $45 million in the Successor period February 8, 2013 to December 29, 2013, the Predecessor period April 29, 2013 to June 7, 2013, Fiscals 2013, 2012 and 2011, respectively.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

Long-Term Performance Program:
In May 2013, the Company granted performance awards as permitted in the 2003 Plan, subject to the achievement of certain performance goals. These performance awards were tied to the Company’s Relative Total Shareholder Return (“Relative TSR”) Ranking within the defined Long-term Performance Program (“LTPP”) peer group and the two-year average after-tax Return on Invested Capital (“ROIC”) metrics. The Relative TSR metric was based on the two-year cumulative return to shareholders from the change in stock price and dividends paid between the starting and ending dates. These LTPP awards, as well as those granted in the first quarter of Fiscal 2013 were settled in connection with the Merger. No LTPP awards were granted subsequent to the Merger (Successor period February 8, 2013 to December 29, 2013).
The compensation cost related to LTPP awards primarily recognized in SG&A and the related tax benefit are as follows:

	Successor	Predecessor
	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013 FY 2013	April 29, 2012 FY 2012	April 27, 2011 FY 2011
	(In millions)
Pre-tax compensation cost	$—	$3.8	$17.3	$18.4	$21.5
Tax benefit	—	1.3	6.1	6.5	7.4
After-tax compensation cost	$—	$2.5	$11.2	$11.9	$14.1

13.    Fair Value Measurements
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy consists of three levels to prioritize the inputs used in valuations, as defined below:
Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities in active markets.
Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
Level 3: Unobservable inputs for the asset or liability.
As of December 29, 2013, April 28, 2013 and April 29, 2012, the fair values of the Company’s assets and liabilities measured on a recurring basis are categorized as follows:

	Successor				Predecessor
	December 29, 2013				April 28, 2013				April 29, 2012
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
	(In thousands)
Assets:
Derivatives(a)	$—	$315,361	$—	$315,361	$—	$68,892	$—	$68,892	$—	$90,221	$—	$90,221
Total assets at fair value	$—	$315,361	$—	$315,361	$—	$68,892	$—	$68,892	$—	$90,221	$—	$90,221
Liabilities:
Derivatives(a)	$—	$206,134	$—	$206,134	$—	$79,871	$—	$79,871	$—	$15,379	$—	$15,379
Earn-out(b)	—	—	—	—	—	—	—	—	—	—	46,881	46,881
Total liabilities at fair value	$—	$206,134	$—	$206,134	$—	$79,871	$—	$79,871	$—	$15,379	$46,881	$62,260

(a)
Foreign currency derivative contracts are valued based on observable market spot and forward rates and classified within Level 2 of the fair value hierarchy. Interest rate swaps are valued based on observable market swap rates and classified within Level 2 of the fair value hierarchy. Cross-currency interest rate swaps are valued based on observable market spot and swap rates and classified within Level 2 of the fair value hierarchy. Cross-currency swaps are valued based on observable market spot and swap rates and classified within Level 2 of the fair value hierarchy. The total rate of return swap is valued based on observable market swap rates and the Company's credit spread, and is classified within Level 2 of the fair value hierarchy.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

(b)
The Company acquired Foodstar in China in Fiscal 2011. Consideration for this acquisition included a potential earn-out payment in 2014 contingent upon certain net sales and EBITDA (earnings before interest, taxes, depreciation and amortization) targets during Fiscals 2013 and 2014. The fair value of the earn-out was estimated using a discounted cash flow model and is based on significant inputs not observed in the market and thus represents a Level 3 measurement. Key assumptions in determining the fair value of the earn-out include the discount rate, and revenue and EBITDA projections for Fiscals 2013 and 2014. As of April 29, 2012 there were no significant changes to the fair value of the earn-out recorded for Foodstar at the acquisition date. During the third quarter of Fiscal 2013, the Company renegotiated the terms of the earn-out agreement in order to give the Company additional flexibility in the future for growing its business in China, one of its largest and most important emerging markets. This renegotiation resulted in the settlement of the earn-out for a cash payment of $60.0 million (see Note 5 for additional information).

There have been no transfers between Levels 1, 2 and 3 in Fiscals 2013 and 2012.
As a result of classifying the LongFong business as held for sale, the Company took a non-cash impairment charge of $36.0 million to goodwill during the third quarter Fiscal 2013. This charge reduced the Company's carrying value to the estimated fair value of the anticipated sale, which is based on unobservable inputs and thus represents a Level 3 measurement. The remaining carrying value at April 28, 2013 was not material. See Note 6 for further information.
The Company recognized $50.9 million of non-cash asset write-downs during Fiscal 2012 related to six factory closures. These factory closures are directly linked to the Company's Fiscal 2012 productivity initiatives (see Note 7). These charges reduced the Company's carrying value in the assets to the estimated fair value, the remainder of which was not material.

The aggregate fair value of the Company's long-term debt, including the current portion, was $14.65 billion as compared with the carrying value of $14.73 billion at December 29, 2013, $5.35 billion as compared with the carrying value of $4.87 billion at April 28, 2013, and $5.70 billion as compared with the carrying value of $4.98 billion at April 29, 2012. The Company's debt obligations are valued based on market quotes and are classified within Level 2 of the fair value hierarchy.

14.    Pension and Other Postretirement Benefit Plans
Pension Plans:
The Company maintains retirement plans for the majority of its employees. Current defined benefit plans are provided primarily for domestic union and foreign employees. Defined contribution plans are provided for the majority of its domestic non-union hourly and salaried employees as well as certain employees in foreign locations.
Other Postretirement Benefit Plans:
The Company provides health care and life insurance benefits for retired employees and their eligible dependents. Certain of the Company’s U.S. and Canadian employees may become eligible for such benefits. The Company currently does not fund these benefit arrangements until claims occur and may modify plan provisions or terminate plans at its discretion.
Measurement Date:
The Company uses the last day of its fiscal year as the measurement date for all of its defined benefit plans and other postretirement benefit plans.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

Obligations and Funded Status:
The following table sets forth the changes in benefit obligation, plan assets and funded status of the Company’s principal defined benefit plans and other postretirement benefit plans at December 29, 2013, June 7, 2013, April 28, 2013 and April 29, 2012.

	Successor	Predecessor			Successor	Predecessor
	Pension Benefits				Other Retiree Benefits
	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013	April 29, 2012	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013	April 29, 2012
	(In thousands)
Change in Benefit Obligation:
Benefit obligation at the beginning of the period	$3,152,003	$3,271,566	$2,930,347	$2,765,316	$250,633	$257,317	$249,017	$234,431
Service cost	20,684	3,967	31,580	33,719	3,550	743	6,486	5,967
Interest cost	71,850	13,557	132,110	139,525	5,053	938	9,923	11,457
Participants’ contributions	1,298	186	2,294	2,281	376	56	659	712
Amendments	—	—	(145)	3,396	(20,603)	—	—	735
Actuarial (gain) loss	(72,118)	(91,756)	428,881	196,606	(19,570)	(6,038)	9,153	17,278
Settlement	(113,075)	—	(11,971)	(1,854)	—	—	—	—
Curtailment	(3,167)	—	—	—	(1,017)	—	—	—
Special/contractual termination benefits	36,385	17,230	—	—	—	—	—	—
Annuity plan transfers	81,144	—	—	—	—	—	—	—
Benefits paid	(93,630)	(13,191)	(157,672)	(152,342)	(8,372)	(1,485)	(15,760)	(19,574)
Translation adjustments	144,018	(49,556)	(83,858)	(56,300)	(1,871)	(898)	(2,161)	(1,989)
Benefit obligation at the end of the period	$3,225,392	$3,152,003	$3,271,566	$2,930,347	$208,179	$250,633	$257,317	$249,017
Change in Plan Assets:
Fair value of plan assets at the beginning of the period	$3,334,138	$3,379,143	$3,140,834	$3,261,881	$—	$—	$—	$—
Actual return on plan assets	161,056	16,740	429,011	84,004	—	—	—	—
Settlement	(113,075)	—	(11,971)	(1,854)	—	—	—	—
Special/contractual termination benefits	(714)	—	—	—	—	—	—	—
Employer contribution	156,165	6,812	69,388	23,469	7,996	1,429	15,101	18,862
Participants’ contributions	1,298	186	2,294	2,281	376	56	659	712
Annuity plan transfers	41,149	—	—	—	—	—	—	—
Benefits paid	(93,630)	(13,191)	(157,672)	(152,342)	(8,372)	(1,485)	(15,760)	(19,574)
Translation adjustments	168,302	(55,552)	(92,741)	(76,605)		—	—	—
Fair value of plan assets at the end of the period	3,654,689	3,334,138	3,379,143	3,140,834	—	—	—	—
Funded status	$429,297	$182,135	$107,577	$210,487	$(208,179)	$(250,633)	$(257,317)	$(249,017)

The reductions in work force resulting from restructuring of the Company resulted in a reduction in both the accumulated benefit obligation and plan assets for certain defined benefit plans in the Successor period.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

Amounts recognized in the consolidated balance sheets consist of the following:

	Successor	Predecessor			Successor	Predecessor
	Pension Benefits				Other Retiree Benefits
	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013	April 29, 2012	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013	April 29, 2012
	(In thousands)
Other non-current assets	$502,143	$362,832	$287,467	$399,868	$—	$—	$—	$—
Other accrued liabilities	(3,309)	(73,593)	(32,271)	(15,943)	(14,625)	(15,679)	(16,998)	(17,565)
Other non-current liabilities	(69,537)	(107,104)	(147,619)	(173,438)	(193,554)	(234,954)	(240,319)	(231,452)
Net asset/(liabilities) recognized	$429,297	$182,135	$107,577	$210,487	$(208,179)	$(250,633)	$(257,317)	$(249,017)
The accumulated benefit obligation for all defined benefit pension plans was $2.96 billion at December 29, 2013, $3.11 billion at April 28, 2013 and $2.79 billion at April 29, 2012.
Certain of the Company’s pension plans have accumulated benefit obligations in excess of the fair value of plan assets. For these plans, the accumulated benefit obligations, projected benefit obligations and the fair value of plan assets at December 29, 2013, were $338.1 million, $339.1 million and $312.7 million, respectively. For pension plans having accumulated benefit obligations in excess of the fair value of plan assets, the accumulated benefit obligations, projected benefit obligations and the fair value of plan assets at April 28, 2013 were $631.7 million, $640.8 million, and $460.9 million, respectively. For pension plans having accumulated benefit obligations in excess of the fair value of plan assets at April 29, 2012, the accumulated benefit obligations, projected benefit obligations and the fair value of plan assets were $630.3 million, $642.3 million and $452.9 million, respectively.
Certain of the Company's pension plans have projected benefit obligations in excess of the fair value of plan assets. For these plans, the projected benefit obligations and the fair value of the plan assets at December 29, 2013 were $614.7 million and $585.5 million, respectively. For pension plans having projected benefit obligations in excess of the fair value of plan assets at April 28, 2013, the projected benefit obligations and the fair value of plan assets were $900.3 million and $720.5 million, respectively. For pension plans having projected benefit obligations in excess of the fair value of plan assets at April 29, 2012, the projected benefit obligations and the fair value of plan assets were $642.3 million and $452.9 million, respectively.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

Components of Net Periodic Benefit Cost and Defined Contribution Plan Expense:
Total pension cost of the Company’s principal pension plans and postretirement plans consisted of the following:

	Successor	Predecessor				Successor	Predecessor
	Pension Benefits					Other Retiree Benefits
	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013 FY 2013	April 29, 2012 FY 2012	April 27, 2011 FY 2011	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013 FY 2013	April 29, 2012 FY 2012	April 27, 2011 FY 2011
	(In thousands)
Components of defined benefit net periodic benefit cost:
Service cost	$20,684	$3,967	$31,580	$33,719	$32,329	$3,550	$743	$6,486	$5,967	$6,311
Interest cost	71,850	13,557	132,110	139,525	142,133	5,053	938	9,923	11,457	12,712
Expected return on assets	(116,294)	(28,784)	(250,660)	(234,717)	(229,258)	—	—	—	—	—
Amortization of:
Prior service cost/(credit)	—	245	2,495	1,995	2,455	—	(677)	(6,178)	(6,127)	(5,155)
Net actuarial loss	—	10,460	75,897	83,800	77,687	—	222	1,803	1,095	1,604
Loss due to curtailment, settlement and special termination benefits	56,584	17,230	4,524	1,120	2,039	(1,017)	—	—	—	—
Net periodic benefit (income)/cost	32,824	16,675	(4,054)	25,442	27,385	7,586	1,226	12,034	12,392	15,472
Defined contribution plans	24,039	4,573	47,382	46,572	49,089	—	—	—	—	—
Total cost	$56,863	$21,248	$43,328	$72,014	$76,474	$7,586	$1,226	$12,034	$12,392	$15,472

The reductions in work force resulting from restructuring of the Company triggered curtailment and special termination benefit charges for certain defined benefit plans in the Successor period. The Company elected to accelerate vesting of benefits under certain supplemental retirement plans upon consummation of the Merger and such plans will be terminated within 364 days of the Merger. The expense associated with the accelerated vesting of $17.2 million was recognized in the Predecessor period ended June 7, 2013.
Accumulated Other Comprehensive Income:
Amounts recognized in accumulated other comprehensive loss, before tax, consist of the following:

	Successor	Predecessor			Successor	Predecessor
	Pension Benefits				Other Retiree Benefits
	December 29, 2013	June 7, 2013	April 28, 2013	April 29, 2012	December 29, 2013	June 7, 2013	April 28, 2013	April 29, 2012
	(In thousands)
Net actuarial (gain)/loss	$(99,537)	$1,259,795	$1,349,614	$1,174,199	$(19,570)	$29,089	$35,349	$28,000
Prior service cost/(credit)	—	27,165	27,410	30,051	(20,603)	(6,619)	(7,296)	(13,474)
Net amount recognized	$(99,537)	$1,286,960	$1,377,024	$1,204,250	$(40,173)	$22,470	$28,053	$14,526
The change in other comprehensive loss related to pension benefit (gains) losses arising during the period was ($80.0 million), ($79.7 million), $255.7 million and $353.1 million for the Successor period from February 8, 2013 to December 29, 2013, the Predecessor period from April 29, 2013 to June 7, 2013, and fiscal years April 28, 2013 and April 29, 2012, respectively. The change in other comprehensive loss related to the reclassification of pension benefit losses to net income was $19.5 million, $10.7 million, $82.9 million and $87.3 million for the Successor period from February 8, 2013 to December 29, 2013, the Predecessor period from April 29, 2013 to June 7, 2013, and fiscal years April 28, 2013 and April 29, 2012, respectively.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

The change in other comprehensive loss related to postretirement benefit (gains) losses arising during the period was ($41.2 million), ($6.0 million), $9.1 million and $18.0 million for the Successor period from February 8, 2013 to December 29, 2013, the Predecessor period from April 29, 2013 to June 7, 2013, and fiscal years April 28, 2013 and April 29, 2012, respectively. The change in other comprehensive loss related to the reclassification of postretirement benefit (losses) gains to net income was $(1.0) million, $0.4 million, $4.4 million and $5.0 million for the Successor period from February 8, 2013 to December 29, 2013, the Predecessor period from April 29, 2013 to June 7, 2013, and fiscal years April 28, 2013 and April 29, 2012, respectively.
Amounts in accumulated other comprehensive loss (income) expected to be recognized as components of net periodic benefit cost/(credit) in the following fiscal year are as follows:

	Successor	Predecessor		Successor	Predecessor
	Pension Benefits			Other Retiree Benefits
	December 29, 2013	April 28, 2013	April 29, 2012	December 29, 2013	April 28, 2013	April 29, 2012
	(In thousands)
Net actuarial (gain)/loss	$(62)	$95,772	$77,238	$—	$2,030	$1,803
Prior service cost/(credit)	—	2,253	2,569	(6,306)	(6,180)	(6,174)
Net amount recognized	$(62)	$98,025	$79,807	$(6,306)	$(4,150)	$(4,371)
Assumptions:
The weighted-average rates used in determining the projected benefit obligations for defined benefit pension plans and the accumulated postretirement benefit obligation for other postretirement plans were as follows:

	Successor	Predecessor			Successor	Predecessor
	Pension Benefits				Other Retiree Benefits
	December 29, 2013	June 7, 2013	April 28, 2013	April 29, 2012	December 29, 2013	June 7, 2013	April 28, 2013	April 29, 2012
Discount rate	4.5%	4.1%	4.0%	4.8%	4.3%	3.7%	3.4%	4.1%
Compensation increase rate	3.7%	3.4%	3.5%	3.4%	—%	—%	—%	—%
The weighted-average rates used in determining the defined benefit plans’ net pension costs and net postretirement benefit costs were as follows:

	Successor	Predecessor				Successor	Predecessor
	Pension Benefits					Other Retiree Benefits
	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013 FY 2013	April 29, 2012 FY 2012	April 27, 2011 FY 2011	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013 FY 2013	April 29, 2012 FY 2012	April 27, 2011 FY 2011
Expected rate of return	6.2%	8.1%	8.1%	8.2%	8.2%	—%	—%	—%	—%	—%
Discount rate	4.1%	4.0%	4.0%	4.8%	5.6%	3.7%	3.4%	3.4%	4.1%	5.5%
Compensation increase rate	3.5%	3.5%	3.5%	3.4%	4.0%	—%	—%	—%	—%	—%
The Company’s expected rate of return is determined based on a methodology that considers investment returns for certain asset classes over historic periods of various durations, in conjunction with the long-term outlook for inflation (i.e. “building block” approach). This methodology is applied to the actual asset allocation, which is in line with the investment policy guidelines for each plan. The Company also considers long-term rates of return for each asset class based on projections from consultants and investment advisors regarding the expectations of future investment performance of capital markets.
The weighted-average assumed annual composite rate of increase in the per capita cost of company-provided health care benefits begins at 6.0% for 2014, gradually decreases to 4.8% by 2021 and remains at that level thereafter. Assumed health care cost trend rates have a significant effect on the amounts reported for postretirement medical benefits.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	1% Increase	1% Decrease
	(In thousands)
Effect on total service and interest cost components	$863	$(763)
Effect on postretirement benefit obligations	$15,697	$(14,209)
Pension Plan Assets:
The underlying basis of the investment strategy of the Company’s defined benefit plans is to ensure that pension funds are available to meet the plans’ benefit obligations when they are due. The Company’s investment objectives include: investing plan assets in a high-quality, diversified manner in order to maintain the security of the funds; achieving an optimal return on plan assets within specified risk tolerances; and investing according to local regulations and requirements specific to each country in which a defined benefit plan operates. The investment strategy expects equity investments to yield a higher return over the long term than fixed income securities, while fixed income securities are expected to provide certain matching characteristics to the plans’ benefit payment cash flow requirements. Company common stock held as part of the equity securities amounted to less than one percent of plan assets at April 28, 2013 and April 29, 2012. The Company’s investment policy specifies the type of investment vehicles appropriate for the applicable plan, asset allocation guidelines, criteria for the selection of investment managers, procedures to monitor overall investment performance as well as investment manager performance. It also provides guidelines enabling the applicable plan fiduciaries to fulfill their responsibilities.
The Company’s defined benefit pension plans’ weighted average actual and target asset allocation at December 29, 2013, April 28, 2013 and April 29, 2012 were as follows:

	Successor	Predecessor		Successor	Predecessor
	Plan Assets at			Target Allocation at
Asset Category	December 29, 2013	April 28, 2013	April 29, 2012	December 29, 2013	April 28, 2013	April 29, 2012
Equity securities	53%	62%	61%	58%	58%	59%
Debt securities	26%	29%	31%	33%	33%	32%
Real estate	8%	8%	7%	8%	8%	8%
Cash and cash equivalents	13%	1%	1%	1%	1%	1%
	100%	100%	100%	100%	100%	100%
The following section describes the valuation methodologies used to measure the fair value of pension plan assets, including an indication of the level in the fair value hierarchy in which each type of asset is generally classified.
Equity Securities.  These securities consist of direct investments in the stock of publicly traded companies. Such investments are valued based on the closing price reported in an active market on which the individual securities are traded. As such, the direct investments are classified as Level 1.
Equity Securities (mutual and pooled funds).  Mutual funds are valued at the net asset value of shares held by the applicable plan at year end. As such, these mutual fund investments are classified as Level 1. Pooled funds are similar in nature to retail mutual funds, but are more efficient for institutional investors than retail mutual funds. As pooled funds are only accessible by institutional investors, the net asset value is not readily observable by non-institutional investors; therefore, pooled funds are classified as Level 2.
Fixed Income Securities.  These securities consist of publicly traded U.S. and non-U.S. fixed interest obligations (principally corporate bonds and debentures). Such investments are valued through consultation and evaluation with brokers in the institutional market using quoted prices and other observable market data. As such, a portion of these securities are included in Levels 1, 2, and 3.
Other Investments.  Primarily consist of real estate and private equity holdings. Direct investments of real estate and private equity are valued by investment managers based on the most recent financial information available, which typically represents significant observable data. As such, these investments are generally classified as Level 3.
Cash and Cash Equivalents.  This consists of direct cash holdings and institutional short-term investment vehicles. Direct cash holdings are valued based on cost, which approximates fair value and are classified as Level 1. Institutional short-term investment vehicles are valued daily and are classified as Level 2.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

	Successor
	December 29, 2013
Asset Category	Level 1	Level 2	Level 3	Total
	(In thousands)
Equity Securities	$624,154	$—	$—	$624,154
Equity Securities (mutual and pooled funds)	126,001	1,187,306	—	1,313,307
Fixed Income Securities	44,621	886,388	11,235	942,244
Other Investments	—	—	296,880	296,880
Cash and Cash Equivalents	77,761	400,342	—	478,103
Total	$872,537	$2,474,036	$308,115	$3,654,688

	Predecessor
	April 28, 2013
Asset Category	Level 1	Level 2	Level 3	Total
	(In thousands)
Equity Securities	$882,081	$—	$—	$882,081
Equity Securities (mutual and pooled funds)	182,723	1,057,111	—	1,239,834
Fixed Income Securities	49,577	919,383	11,336	980,296
Other Investments	—	—	256,781	256,781
Cash and Cash Equivalents	6,787	13,364	—	20,151
Total	$1,121,168	$1,989,858	$268,117	$3,379,143

	Predecessor
	April 29, 2012
Asset Category	Level 1	Level 2	Level 3	Total
	(In thousands)
Equity Securities	$822,184	$—	$—	$822,184
Equity Securities (mutual and pooled funds)	147,865	943,745	—	1,091,610
Fixed Income Securities	76,032	894,978	10,486	981,496
Other Investments	—	—	216,234	216,234
Cash and Cash Equivalents	10,335	18,975	—	29,310
Total	$1,056,416	$1,857,698	$226,720	$3,140,834
Level 3 Gains and Losses:
Changes in the fair value of the Plan’s Level 3 assets are summarized as follows:

	Successor
	Fair Value April 28, 2013	Acquisitions	Transfers Out	Dispositions	Realized Gain/(Loss)	Unrealized Gain/(Loss)	Fair Value December 29, 2013
	(In thousands)
Fixed Income Securities	$11,336	$—	$—	$—	$—	$(101)	$11,235
Other Investments	256,781	8,211	—	(767)	741	31,914	296,880
Total	$268,117	$8,211	$—	$(767)	$741	$31,813	$308,115

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

	Predecessor
	Fair Value April 29, 2012	Acquisitions	Transfers Out	Dispositions	Realized Gain/(Loss)	Unrealized Gain/(Loss)	Fair Value April 28, 2013
	(In thousands)
Fixed Income Securities	$10,486	$—	$—	$—	$—	$850	$11,336
Other Investments	216,234	58,701	(10,498)	(3,605)	(6,637)	2,586	256,781
Total	$226,720	$58,701	$(10,498)	$(3,605)	$(6,637)	$3,436	$268,117

	Predecessor
	Fair Value April 27, 2011	Acquisitions	Transfers In	Dispositions	Realized Gain/(Loss)	Unrealized Gain/(Loss)	Fair Value April 29, 2012
	(In thousands)
Fixed Income Securities	$9,649	$—	$—	$—	$—	$837	$10,486
Other Investments	131,095	96,938	10,138	(21,262)	753	(1,428)	216,234
Total	$140,744	$96,938	$10,138	$(21,262)	$753	$(591)	$226,720
Cash Flows:
The Company contributed $152.1 million and $6.8 million to the defined benefit plans in the Successor period February 8, 2013 to December 29, 2013 and the Predecessor period April 29, 2013 to June 7, 2013, respectively, $28.3 million of which was discretionary. The Company funds its U.S. defined benefit plans in accordance with IRS regulations, while foreign defined benefit plans are funded in accordance with local laws and regulations in each respective country. Discretionary contributions to the pension funds may also be made by the Company from time to time. Defined benefit plan contributions for the next fiscal year are expected to be approximately $67 million; however, actual contributions may be affected by pension asset and liability valuation changes during the year.
The Company paid $8.0 million and $1.4 million for benefits in the postretirement medical plans in the Successor period February 8, 2013 to December 29, 2013 and the Predecessor period April 29, 2013 to June 7, 2013, respectively. The Company makes payments on claims as they occur during the fiscal year. Payments for the next fiscal year are expected to be approximately $14.7 million.
Benefit payments expected in future years are as follows:

	Pension Benefits	Other Retiree Benefits
	(In thousands)
2014	$168,604	$14,674
2015	$166,798	$15,522
2016	$170,395	$16,334
2017	$173,630	$16,959
2018	$176,858	$17,244
Years 2019-2023	$923,753	$84,295

Hawk Acquisition Holding Corporation has agreed that for purposes of eligibility, vesting, level of benefits and benefit accrual under employee benefit plans in which the Company's employees are eligible to participate, it will recognize service with the Company and its subsidiaries to the same extent that service was recognized under comparable Company employee benefit plans prior to the merger.

15.    Derivative Financial Instruments and Hedging Activities
The Company operates internationally, with manufacturing and sales facilities in various locations around the world, and utilizes certain derivative financial instruments to manage its foreign currency, debt and interest rate exposures. At December 29, 2013, the Company had outstanding currency exchange, interest rate, and cross-currency swap derivative contracts with notional

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

amounts of $2.5 billion, $9.0 billion and $8.3 billion, respectively. At April 28, 2013, the Company had outstanding currency exchange, interest rate, and cross-currency interest rate derivative contracts with notional amounts of $873 million, $160 million and $316 million, respectively. At April 29, 2012, the Company had outstanding currency exchange, interest rate, and cross-currency interest rate derivative contracts with notional amounts of $1.91 billion, $160 million and $386 million, respectively. The fair value of derivative financial instruments was a net asset of $109.2 million, a net liability of $11.0 million and a net asset of $74.8 million at December 29, 2013, April 28, 2013 and April 29, 2012, respectively.
The following table presents the fair values and corresponding balance sheet captions of the Company’s derivative instruments as of December 29, 2013, April 28, 2013 and April 29, 2012:

	Successor			Predecessor
	December 29, 2013			April 28, 2013			April 29, 2012
	Foreign Exchange Contracts	Interest Rate Contracts	Cross-Currency Swap Contracts	Foreign Exchange Contracts	Interest Rate Contracts	Cross- Currency Interest Rate Swap Contracts	Foreign Exchange Contracts	Interest Rate Contracts	Cross- Currency Interest Rate Swap Contracts
	(In thousands)
Assets:
Derivatives designated as hedging instruments:
Other receivables, net	$37,072	$—	$—	$23,240	$4,226	$—	$17,318	$6,851	$18,222
Other non-current assets	4,129	265,390	31,303	11,498	29,103	—	8,188	29,393	4,974
	41,201	265,390	31,303	34,738	33,329	—	25,506	36,244	23,196
Derivatives not designated as hedging instruments:
Other receivables, net	8,771	—	—	825	—	—	5,041	—	—
Other non-current assets	—	—	—	—	—	—	—	234	—
	8,771	—	—	825	—	—	5,041	234	—
Total assets(1)	$49,972	$265,390	$31,303	$35,563	$33,329	$—	$30,547	$36,478	$23,196
Liabilities:
Derivatives designated as hedging instruments:
Other payables	$5,251	$—	$—	$1,508	$—	$34,805	$10,653	$—	$2,760
Other non-current liabilities	—	—	221,899	217	—	37,520	14	—	—
	5,251	—	221,899	1,725	—	72,325	10,667	—	2,760
Derivatives not designated as hedging instruments:
Other payables	—	—	—	4,860	—	—	1,952	—	—
Other non-current liabilities	10,286	—	—	—	960	—	—	—	—
	10,286	—	—	4,860	960	—	1,952	—	—
Total liabilities(1)	$15,537	$—	$221,899	$6,585	$960	$72,325	$12,619	$—	$2,760
(1) The Company’s derivative financial instruments are subject to master netting arrangements that allow for the offset of asset and liabilities in the event of default or early termination of the contract. The Company elects to record the gross assets and liabilities of its derivative financial instruments in the consolidated balance sheets. If the derivative financial instruments had been netted in the consolidated balance sheets, the asset and liability positions each would have been reduced by $237.4

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

million, $68.9 million and $15.4 million at December 29, 2013, April 28, 2013 and April 29, 2012. No material amounts of collateral were received or posted on the Company’s derivative assets and liabilities as at December 29, 2013.
Refer to Note 13 for further information on how fair value is determined for the Company’s derivatives.
The following table presents the pre-tax effect of derivative instruments on the statement of income for the Successor period February 8, 2013 to December 29, 2013, the Predecessor period April 29, 2013 to June 7, 2013, and fiscal year ended April 28, 2013:

	Successor			Predecessor
	February 8 - December 29, 2013			April 29 - June 7, 2013			April 28, 2013 FY2013
	Foreign Exchange Contracts	Interest Rate Contracts	Cross-Currency Swap Contracts	Foreign Exchange Contracts	Interest Rate Contracts	Cross-Currency Interest Rate Swap Contracts	Foreign Exchange Contracts	Interest Rate Contracts	Cross-Currency Interest Rate Swap Contracts
	(In thousands)
Cash flow hedges:
Net gains/(losses) recognized in other comprehensive loss (effective portion)	$30,441	$147,455	$(190,597)	$2,603	$—	$(4,079)	$47,623	$—	$(77,080)
Net gains/(losses) reclassified from other comprehensive loss into earnings (effective portion):
Sales	$(1,020)	$—	$—	$990	$—	$—	$10,940	$—	$—
Cost of products sold	2,874	—	—	1,814	—	—	(4,584)	—	—
Selling, general and administrative expenses	(83)	—	—	—	—	—	(102)	—	—
Other income/(expense), net	2,387	—	—	(1,858)	—	(9,821)	13,924	—	(70,135)
Interest income/(expense)	35	—	—	61	(20)	(538)	29	(236)	(5,389)
	4,193	—	—	1,007	(20)	(10,359)	20,207	(236)	(75,524)
Fair value hedges:
Net losses recognized in other expense, net	—	(180)	—	—	(5,925)	—	—	(2,915)	70,135

Derivatives not designated as hedging instruments:
Unrealized gain on derivative instruments	—	117,934	—	—	—	—	—	—	—
Net losses recognized in other expense, net	(31,241)	—	—	(3,890)	—	—	(7,976)	—	—
Net losses recognized in interest income	—	—	—	—	—	—	—	(1,193)	—
	(31,241)	117,934	—	(3,890)	—	—	(7,976)	(1,193)	—
Total amount recognized in statement of income	$(27,048)	$117,754	$—	$(2,883)	$(5,945)	$(10,359)	$12,231	$(4,344)	$(5,389)

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

The following table presents the pre-tax effect of derivative instruments on the statement of income for the fiscal years ended April 29, 2012 and April 27, 2011:

	Fiscal Year Ended
	April 29, 2012			April 27, 2011
	Foreign Exchange Contracts	Interest Rate Contracts	Cross-Currency Interest Rate Swap Contracts	Foreign Exchange Contracts	Interest Rate Contracts	Cross-Currency Interest Rate Swap Contracts
	(In thousands)
Cash flow hedges:
Net gains/(losses) recognized in other comprehensive loss (effective portion)	$45,658	$(2,341)	$5,725	$3,626	$—	$16,649
Net gains/(losses) reclassified from other comprehensive loss into earnings (effective portion):
Sales	$8,033	$—	$—	$3,375	$—	$—
Cost of products sold	(19,880)	—	—	(23,372)	—	—
Selling, general and administrative expenses	(62)	—	—	(141)	—	—
Other income, net	33,401	—	8,901	35,744	—	24,644
Interest income/(expense)	199	(146)	(5,966)	226	—	(4,484)
	21,691	(146)	2,935	15,832	—	20,160
Fair value hedges:
Net losses recognized in other expense, net	—	(19,181)	—	—	(51,125)	—
Net losses recognized in interest expense, net	—	—	—	—	(351)	—
	—	(19,181)	—	—	(51,476)	—

Derivatives not designated as hedging instruments:
Net (losses)/gains recognized in other expense, net	(2,183)	—	—	3,351	—	—
Net gains recognized in interest income	—	234	—	—	—	—
	(2,183)	234	—	3,351	—	—
Total amount recognized in statement of income	$19,508	$(19,093)	$2,935	$19,183	$(51,476)	$20,160
Foreign Currency Hedging:
The Company uses forward contracts and to a lesser extent, option contracts to mitigate its foreign currency exchange rate exposure due to forecasted purchases of raw materials and sales of finished goods, and future settlement of foreign currency denominated assets and liabilities. The Company’s principal foreign currency exposures that are hedged include the Australian dollar, British pound sterling, Canadian dollar, Euro, and the New Zealand dollar. Derivatives used to hedge forecasted transactions and specific cash flows associated with foreign currency denominated financial assets and liabilities that meet the criteria for hedge accounting are designated as cash flow hedges. Consequently, the effective portion of gains and losses is deferred as a component of accumulated other comprehensive loss and is recognized in earnings at the time the hedged item affects earnings, in the same line item as the underlying hedged item.
Interest Rate Hedging:
The Company uses interest rate swaps to manage debt and interest rate exposures. The Company is exposed to interest rate volatility with regard to existing and future issuances of fixed and floating rate debt. Primary exposures include U.S. Treasury rates and London Interbank Offered Rates (LIBOR). Derivatives used to hedge risk associated with changes in the fair value of certain fixed-rate debt obligations are primarily designated as fair value hedges. Consequently, changes in the fair value of these derivatives, along with changes in the fair value of the hedged debt obligations that are attributable to the hedged risk, are recognized in current period earnings.
The Company also entered into cross-currency interest rate swaps which were designated as cash flow hedges of the future payments of loan principal and interest associated with certain foreign denominated variable rate debt obligations. As a result of

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

the merger, these contracts were terminated in May 2013. As a result of exchange rate movement between the Japanese Yen and the U.S. Dollar throughout Fiscal 2013, net losses of $70.1 million on the cross-currency derivatives were reclassified from other comprehensive loss to other expense, net. This net loss on the derivative was offset by a currency gain on the principal balance of the underlying debt obligation.
Prior to the Merger date, Merger Subsidiary entered into interest rate swaps to mitigate exposure to variable rate debt that was raised to finance the acquisition. These agreements were not designated as hedging instruments prior to the acquisition date, and as such, we recognized the fair value of these instruments as an asset with income of $117.9 million in the Successor period. As a result of the Merger and the transactions entered into in connection therewith, we have assumed the liabilities and obligations of Merger Subsidiary. Upon consummation of the acquisition, these interest rate swaps with an aggregate notional amount of $9 billion met the criteria for hedge accounting and were designated as hedges of future interest payments.
Hedge accounting adjustments related to debt obligations totaled $122.5 million and $128.4 million as of April 28, 2013 and April 29, 2012, respectively. No adjustments were recorded as of December 29, 2013. See Note 10 for further information.
Deferred Hedging Gains and Losses:
As of December 29, 2013, the Company is hedging forecasted transactions for periods not exceeding 2 years. During the next 12 months, the Company expects $16.4 million of net deferred gains reported in accumulated other comprehensive loss to be reclassified to earnings, assuming market rates remain constant through contract maturities. Hedge ineffectiveness related to cash flow hedges as well as reclassifications to earnings due to hedged transactions no longer expected to occur, which is reported in current period earnings as other expense, net, was not significant for the Successor period February 8, 2013 to December 29, 2013, the Predecessor period April 29, 2013 to June 7, 2013, and years ended April 28, 2013, April 29, 2012 and April 27, 2011.
Hedges of Net Investments in Foreign Operations:
We have numerous investments in our foreign subsidiaries, the net assets of which are exposed to volatility in foreign currency exchange rates. Beginning in October 2013, we have used cross currency swaps to hedge a portion of our net investment in such foreign operations against adverse movements in exchange rates. We designated cross currency swap contracts between pound sterling and USD, the Euro and USD, the Australian Dollar and USD, and the Japanese Yen and USD, as net investment hedges of a portion of our equity in foreign operations in those currencies. The component of the gains and losses on our net investment in these designated foreign operations driven by changes in foreign exchange rates, are economically offset by movements in the fair values of our cross currency swap contracts. The fair value of the swaps is calculated each period with changes in fair value reported in foreign currency translation adjustments within accumulated other comprehensive income (loss), net of tax. Such amounts will remain in other comprehensive income (loss) until the complete or substantially complete liquidation of our investment in the underlying foreign operations.
In relation to the cross currency swaps:
•We pay 6.462% per annum on the pound sterling notional amount of $2.795 billion and receive 6.15% per annum on the USD notional amount of $4.5 billion on each January 8, April 8, July 8 and October 8, through the maturity date of the swap, which was also expected to be on October 8, 2019.
•We pay 5.696% per annum on the Euro notional amount of €2.210 billion and receive 6.15% per annum on the USD notional amount of $3.0 billion on each January 9, April 9, July 9 and October 9, through the maturity date of the swap, which was also expected to be on October 9, 2019.
•We pay 9.164% per annum on the Australian dollar notional amount of A$793.8 million and receive 6.15% per annum on the USD notional amount of $750.0 million on each January 10, April 10, July 10 and October 10, through the maturity date of the swap, which was also expected to be on October 10, 2019.
•We pay 4.104% per annum on the Japanese yen notional amount of ¥4,854.5 billion and receive 6.15% per annum on the USD notional amount of $50.0 million on each January 11, April 11, July 11 and October 11, through the maturity date of the swap, which was also expected to be on October 11, 2019.
The net amounts paid or received on a quarterly basis are recorded in Other income/(expense), net, in the consolidated statement of operations, and was a net expense of $5.1 million in the Successor period February 8, 2013 to December 29, 2013.
Other Activities:

The Company enters into certain derivative contracts in accordance with its risk management strategy that do not meet the criteria for hedge accounting but which have the economic impact of largely mitigating foreign currency or interest rate exposures.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

The Company maintained foreign currency forward contracts with a total notional amount of $1,010 million, $369.9 million and $445.5 million that did not meet the criteria for hedge accounting as of December 29, 2013, April 28, 2013 and April 29, 2012, respectively. These forward contracts are accounted for on a full mark-to-market basis through current earnings, with gains and losses recorded as a component of other expense, net. Net unrealized (losses)/gains related to outstanding contracts totaled $(1.3) million, $(4.0) million and $3.1 million as of December 29, 2013, April 28, 2013 and April 29, 2012, respectively. These contracts are scheduled to mature within one year.
Forward contracts that were put in place to help mitigate the unfavorable impact of translation associated with key foreign currencies resulted in gains/(losses) of $3.6 million, $8.8 million and $(16.9) million for the years ended April 28, 2013, April 29, 2012 and April 27, 2011, respectively. These contracts were terminated as part of the merger agreement in early May 2013 and as such no activity existed in the Predecessor or Successor periods.
The Company entered into a three-year total rate of return swap with an unaffiliated international financial institution during the third quarter of Fiscal 2012 with a notional amount of $119 million. This instrument was being used as an economic hedge to reduce the interest cost related to the Company's $119 million remarketable securities. The swap was being accounted for on a full mark-to-market basis through current earnings, with gains and losses recorded as a component of interest income. As a result of the Merger, the remarketable securities were repaid and the associated total rate of return swap was terminated. During the fiscal year ended April 28, 2013, the Company recorded a $1.8 million reduction in interest income, representing changes in the fair value of the swap and interest on the arrangement. Net unrealized losses totaled $1.0 million as of April 28, 2013. In connection with this swap, the Company was required to maintain a restricted cash collateral balance of $34.1 million with the counterparty for the term of the swap which was reported in Other non-current assets on the consolidated balance sheets.
Concentration of Credit Risk:
Counterparties to currency exchange and interest rate derivatives consist of major international financial institutions. The Company continually monitors its positions and the credit ratings of the counterparties involved and, by policy, limits the amount of credit exposure to any one party. While the Company may be exposed to potential losses due to the credit risk of non-performance by these counterparties, losses are not anticipated. During the Successor period February 8, 2013 to December 29, 2013, the Predecessor period April 29, 2013 to June 7, 2013, Fiscal 2013, 2012 and 2011, one customer represented approximately 10% of the Company’s sales. The Company closely monitors the credit risk associated with its counterparties and customers and to date has not experienced material losses.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

16.    Other Comprehensive Income/(Loss)
The following table summarizes the allocation of total other comprehensive income/(loss) between H. J. Heinz Corporation II and the noncontrolling interest:

	Successor			Predecessor
	February 8 - December 29, 2013			April 29 - June 7, 2013			April 28, 2013 FY 2013
	H. J. Heinz Corp. II	Noncontrolling Interest	Total	H. J. Heinz Corp. II	Noncontrolling Interest	Total	H. J. Heinz Corp. II	Noncontrolling Interest	Total
	(In thousands)
Net (loss)/income	$(77,021)	$5,303	$(71,718)	$(195,571)	$2,874	$(192,697)	$1,012,903	$14,430	$1,027,333
Other comprehensive income/(loss), net of tax:
Foreign currency translation adjustments	140,242	(11,301)	128,941	(93,780)	(4,083)	(97,863)	(213,259)	(15,721)	(228,980)
Net deferred (losses) on net investment hedges from periodic revaluations	(117,694)	—	(117,694)	—	—	—	—	—	—
Net pension and post-retirement benefit (losses)/gains	102,464	(12)	102,452	—	—	—	(189,294)	(8)	(189,302)
Reclassification of net pension and post-retirement benefit losses/(gains) to net income	—	—	—	7,291	(25)	7,266	54,833	—	54,833
Net deferred (losses)/gains on other derivatives from periodic revaluations	110,686	510	111,196	(1,099)	40	(1,059)	(11,736)	(7)	(11,743)
Net deferred losses/(gains) on derivatives reclassified to earnings	(2,688)	(55)	(2,743)	6,551	1	6,552	29,646	(38)	29,608
Total comprehensive income/(loss)	$155,989	$(5,555)	$150,434	$(276,608)	$(1,193)	$(277,801)	$683,093	$(1,344)	$681,749

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

The tax (expense)/benefit associated with each component of other comprehensive income/(loss) are as follows:

	Fiscal Year Ending
	H. J. Heinz Corp. II	Noncontrolling Interest	Total
	(In thousands)
Predecessor
April 27, 2011
Foreign currency translation adjustments	$(1,158)	$—	$(1,158)
Net pension and post-retirement benefit losses	$(25,670)	$14	$(25,656)
Reclassification of net pension and post-retirement benefit losses to net income	$25,276	$—	$25,276
Net change in fair value of cash flow hedges	$(10,348)	$132	$(10,216)
Net hedging gains/losses reclassified into earnings	$(15,149)	$191	$(14,958)
April 29, 2012
Foreign currency translation adjustments	$180	$—	$180
Net pension and post-retirement benefit losses	$112,665	$9	$112,674
Reclassification of net pension and post-retirement benefit losses to net income	$25,070	$—	$25,070
Net change in fair value of cash flow hedges	$(17,770)	$9	$(17,761)
Net hedging gains/losses reclassified into earnings	$(10,756)	$92	$(10,664)
April 28, 2013
Foreign currency translation adjustments	$(115)	$—	$(115)
Net pension and post-retirement benefit losses	$(75,526)	$—	$(75,526)
Reclassification of net pension and post-retirement benefit losses to net income	$23,694	$—	$23,694
Net change in fair value of cash flow hedges	$17,712	$2	$17,714
Net hedging gains/losses reclassified into earnings	$25,954	$(13)	$25,941
April 29 - June 7, 2013
Foreign currency translation adjustments	$(116)	$—	$(116)
Reclassification of net pension and post-retirement benefit losses to net income	$2,958	$—	$2,958
Net change in fair value of cash flow hedges	$377	$(13)	$364
Net hedging gains/losses reclassified into earnings	$2,882	$1	$2,883
Successor
February 8 - December 29, 2013
Foreign currency translation adjustments	$(422)	$—	$(422)
Net change in fair value of net investment hedges	$72,903	$—	$72,903
Net pension and post-retirement benefit gains	$(39,682)	$—	$(39,682)
Net change in fair value of cash flow hedges	$(67,210)	$(166)	$(67,376)
Net hedging gains/losses reclassified into earnings	$1,505	$18	$1,523

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

The following table provides a summary of the changes in the carrying amount of accumulated other comprehensive (loss)/income, net of tax, by component attributable to H. J. Heinz Corporation II:

	Foreign currency translation adjustments	Net pension and post retirement benefit	Net cash flow hedges	Total
	(In thousands)
Predecessor
Balance as of April 27, 2011	$337,073	$(626,938)	$(9,699)	(299,564)
Other comprehensive (loss)/income before reclassifications	(360,227)	(258,067)	30,405	(587,889)
Amounts reclassified from accumulated other comprehensive loss	—	56,813	(14,088)	42,725
Net current-period other comprehensive loss	(360,227)	(201,254)	16,317	(545,164)
Balance as of April 29, 2012	$(23,154)	$(828,192)	$6,618	$(844,728)
Other comprehensive (loss)/income before reclassifications	(213,258)	(189,294)	(11,736)	(414,288)
Amounts reclassified from accumulated other comprehensive loss	—	54,833	29,645	84,478
Net current-period other comprehensive loss	(213,258)	(134,461)	17,909	(329,810)
Balance as of April 28, 2013	$(236,412)	$(962,653)	$24,527	$(1,174,538)
Other comprehensive (loss)/income before reclassifications	(93,780)	—	(1,099)	(94,879)
Amounts reclassified from accumulated other comprehensive loss	—	7,291	6,551	13,842
Net current-period other comprehensive loss	(93,780)	7,291	5,452	(81,037)
Balance as of June 7, 2013	$(330,192)	$(955,362)	$29,979	$(1,255,575)

Successor
Balance as of February 8, 2013	$—	$—	$—	—
Other comprehensive (loss)/income before reclassifications	140,242	102,464	110,686	353,392
Net change in fair value of net investment hedges	(117,694)	—	—	(117,694)
Amounts reclassified from accumulated other comprehensive loss	—	—	(2,688)	(2,688)
Net current-period other comprehensive loss	22,548	102,464	107,998	233,010
Balance as of December 29, 2013	$22,548	$102,464	$107,998	$233,010

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

The following table presents the affected earnings line for reclassifications out of accumulated other comprehensive income/(loss), net of tax, by component attributable to H. J. Heinz Corporation II:

Accumulated other comprehensive income/(loss) component	Reclassified from accumulated other comprehensive income/(loss) to earnings	Reclassified from accumulated other comprehensive income/(loss) to earnings	Line affected by reclassification
(In thousands)
	Successor	Predecessor
	February 8 - December 29, 2013	April 29 - June 7, 2013
Gains/(losses) on cash flow hedges:
Foreign exchange contracts	$(1,020)	$990	Sales
Foreign exchange contracts	2,874	1,814	Cost of products sold
Foreign exchange contracts	2,387	(1,859)	Other income/(expense)
Foreign exchange contracts	(83)	—	Selling, general, and administrative expenses
Foreign exchange contracts	—	61	Interest expense
Interest rate contracts	35	(20)	Interest expense
Cross-currency interest rate swap contracts	—	(538)	Other expense
Cross-currency interest rate swap contracts	—	(9,821)	Interest expense
	4,193	(9,373)	Gain/(loss) from continuing operations before income tax
	(1,505)	2,822	Provision for income taxes
	$2,688	$(6,551)	Gain/(loss) from continuing operations

Gains/(losses) on pension and post retirement benefit:
Actuarial gains/(losses)	$—	$(10,681)	(a)
Prior service credit/(cost)	—	432	(a)
	—	(10,249)	Loss from continuing operations before income tax
	—	2,958	Provision for income taxes
	$—	$(7,291)	Loss from continuing operations
______________________________________
(a) As these components are included in the computation of net periodic pension and post retirement benefit costs refer to Note 14 for further details.

17.    Segment Information

Due to the acquisition that occurred on June 7, 2013 (see Note 2) the Company's internal reporting entered a transition period that lasted through the end of December 2013. During this transition period most members of the senior management team were replaced by new management.
In the first quarter of 2014, the Company transitioned to new segments, which are aligned to the new organizational structure implemented during the transition period. These new segments reflect how senior management runs the business and the internal management reporting used for decision-making.
The Company has five reportable segments which are defined by geographic region including: North America, Europe, Asia/Pacific, Latin America and Russia, India, Middle East and Africa ("RIMEA"). The Company has reclassified the segment data for the prior periods to conform to the current period’s presentation.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

Descriptions of the Company’s reportable segments are as follows:
North America—This segment includes our U.S. consumer products business which manufactures, markets and sells ketchup, condiments, sauces, pasta meals, frozen potatoes, entrées, snacks, and appetizers to the grocery channels and our U.S. foodservice business which manufactures, markets and sells branded and customized products to commercial and non-commercial food outlets and distributors in the United States of America. The North America segment also includes our business in Canada.
Europe—This segment includes the Company’s operations in Europe (excluding Russia) and sells products in all of the Company’s categories.
Asia/Pacific—This segment includes the Company’s operations in Australia, New Zealand, Japan, China, Papua New Guinea, South Korea, Indonesia, Vietnam and Singapore. This segment sells products in all of the Company's categories.
Latin America—This segment includes the Company’s operations in Brazil, Venezuela, Mexico, Costa Rica, and Panama that sell products in all of the Company’s categories.
RIMEA—This segment includes the Company’s operations in Russia, India, the Middle East and Africa that sell products in all of the Company’s categories.
The Company’s management evaluates performance based on several factors including net sales and Adjusted Earnings Before Interest, Tax, Depreciation and Amortization ("Adjusted EBITDA"). Inter-segment revenues, items below the operating income line of the condensed consolidated statements of operations and certain costs associated with Restructuring and Productivity Initiatives (see Note 5) and Merger related costs, are not presented by segment, since they are not reflected in the measure of segment profitability reviewed by the Company’s management.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

The following table presents information about the Company’s reportable segments:

	Successor	Predecessor
	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013	April 29, 2012	April 27, 2011
	(29 Weeks)	(6 Weeks)	(52 Weeks)	(52 1/2 Weeks)	(52 Weeks)
	(In thousands)
	Net External Sales
North America	$2,442,522	$443,660	$4,565,878	$4,587,301	$4,604,957
Europe	1,659,312	268,607	3,049,061	3,192,285	3,025,097
Asia/Pacific	1,240,147	238,013	2,285,962	2,237,907	1,982,720
Latin America	504,425	94,914	900,335	774,949	285,069
RIMEA	393,156	67,678	727,650	715,130	660,793
Consolidated Totals	$6,239,562	$1,112,872	$11,528,886	$11,507,572	$10,558,636
	Adjusted EBITDA
North America	$618,322	$96,703	$1,106,802	$1,103,826	$1,136,522
Europe	349,247	42,060	671,261	689,752	667,681
Asia/Pacific	135,851	36,276	286,466	249,390	258,836
Latin America	74,428	10,201	102,494	96,188	33,948
RIMEA	45,834	12,074	96,984	92,926	83,239
Non-Operating(a)	(58,279)	(25,005)	(164,019)	(170,242)	(149,851)
Adjusted EBITDA	1,165,403	172,309	2,099,988	2,061,840	2,030,375

Amortization of inventory step-up(b)	383,300	—	—	—	—
Severance related costs(c)	274,500	—	—	81,700	—
Other restructuring costs(c)	69,700	—	—	72,900	—
Asset write-offs(c)	2,405	—	—	41,478	—
Other special items(d)	772	(12,136)	583	(24,790)	(426)
Merger related costs(e)	157,938	112,188	44,814	—	—
Unrealized gain on derivative instruments	(117,934)	—	—	—	—
Loss from the extinguishment of debt	—	129,367	—	—	—
Depreciation, including accelerated depreciation for restructuring	230,987	35,880	299,779	289,846	249,366
Amortization	48,975	4,276	42,161	43,499	39,597
Interest expense, net	395,432	32,472	255,812	258,462	250,112
Stock based compensation	4,800	4,318	51,000	54,900	54,200
Other expense, net	12,233	(3,729)	62,196	7,756	21,204
(Loss)/income from continuing operations before income taxes	$(297,705)	$(130,327)	$1,343,643	$1,236,089	$1,416,322
	Depreciation and Amortization Expenses(h)
North America	$153,402	$16,162	$126,859	$131,023	$121,480
Europe	59,945	9,283	90,150	90,058	84,164
Asia/Pacific	38,509	6,936	60,050	57,251	47,252
Latin America	9,673	2,305	16,933	16,932	4,030
RIMEA	6,182	1,283	16,742	13,229	11,902
Non-Operating(a)	12,251	4,187	31,206	24,852	20,135
Consolidated Totals	$279,962	$40,156	$341,940	$333,345	$288,963

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

	Successor	Predecessor
	December 29, 2013	April 28, 2013	April 29, 2012
	Identifiable Assets
	(In thousands)
North America	$14,486,939	$3,289,900	$3,394,387
Europe	11,515,094	4,963,171	4,004,193
Asia/Pacific	3,720,892	2,430,999	2,343,458
Latin America	1,136,344	1,002,926	1,014,136
RIMEA	677,064	526,567	486,590
Non-Operating(f)	7,436,015	725,444	740,529
Consolidated Totals	$38,972,348	$12,939,007	$11,983,293

	Successor	Predecessor
	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013	April 29, 2012	April 27, 2011
	(29 Weeks)	(6 Weeks)	(52 Weeks)	(52 1/2 Weeks)	(52 Weeks)
	Capital Expenditures(g)
	(In thousands)
North America	$47,060	$10,050	$107,207	$103,958	$101,001
Europe	40,465	4,537	91,911	97,708	87,460
Asia/Pacific	43,355	2,988	83,980	95,115	68,803
Latin America	10,940	2,044	41,264	33,885	8,371
RIMEA	13,290	1,317	19,065	25,163	17,578
Non-Operating(b)	46,905	99,218	55,671	62,905	52,433
Consolidated Totals	$202,015	$120,154	$399,098	$418,734	$335,646
___________________________________________

(a)	Includes corporate overhead, intercompany eliminations and charges not directly attributable to operating segments.

(b)
The negative impact of the inventory step-up adjustment recorded in purchase accounting to operating income in the Successor period was $173.6 million for North America, $106.6 million for Europe, $84.2 million for Asia/Pacific, $8.3 million for Latin America and $10.6 million for RIMEA.

(c)	See Note 7 for further details on restructuring and productivity initiatives.

(d)	Includes consulting and advisory charges not specifically related to restructuring activities and other items that management believes do not directly reflect our core operations.

(e)	See Note 4 for further details on Merger related costs

(f)	Includes identifiable assets not directly attributable to operating segments.

(g)	Excludes property, plant and equipment obtained through acquisitions.

(h)	Excludes amortization of deferred debt issuance costs.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

The Company’s revenues are generated via the sale of products in the following categories:

	Successor	Predecessor
	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013	April 29, 2012	April 27, 2011
	(29 Weeks)	(6 Weeks)	(52 Weeks)	(52 1/2 Weeks)	(52 Weeks)
	Net External Sales
	(In thousands)
Ketchup and Sauces	$3,081,347	$533,932	$5,375,788	$5,232,607	$4,607,326
Meals and Snacks	2,185,831	359,412	4,240,808	4,337,995	4,134,836
Infant/Nutrition	624,359	118,528	1,189,015	1,232,248	1,175,438
Other	348,025	101,000	723,275	704,722	641,036
Total	$6,239,562	$1,112,872	$11,528,886	$11,507,572	$10,558,636
The Company has significant sales and long-lived assets in the following geographic areas. Sales are based on the location in which the sale originated. Long-lived assets include property, plant and equipment, goodwill, trademarks and other intangibles, net of related depreciation and amortization.

	Successor	Predecessor
	February 8 - December 29, 2013	April 29 - June 7, 2013	April 28, 2013	April 29, 2012	April 27, 2011
	(29 Weeks)	(6 Weeks)	(52 Weeks)	(52 1/2 Weeks)	(52 Weeks)
	Net External Sales
	(In thousands)
United States	$2,072,049	$371,253	$3,857,247	$3,885,057	$3,916,988
United Kingdom	859,512	130,741	1,597,755	1,611,177	1,506,607
Other	3,308,001	610,878	6,073,884	6,011,338	5,135,041
Total	$6,239,562	$1,112,872	$11,528,886	$11,507,572	$10,558,636

	Successor	Predecessor
	December 29, 2013	April 28, 2013 FY 2013	April 29, 2012 FY 2012
	Long-Lived Assets
	(In thousands)
United States	$16,280,596	$2,383,136	$2,419,518
United Kingdom	6,999,989	1,133,086	1,207,918
Other	8,942,514	3,437,299	3,540,923
Total	$32,223,099	$6,953,521	$7,168,359

18.    Commitments and Contingencies
Legal Matters:
Certain suits and claims have been filed against the Company and have not been finally adjudicated. In the opinion of management, based upon the information that it presently possesses, the final conclusion and determination of these suits and claims would not be expected to individually and in the aggregate have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.
Lease Commitments:
Operating lease rentals for warehouse, production and office facilities and equipment amounted to approximately $122.6 million in the Successor period February 8, 2013 to December 29, 2013, $15.4 million in the Predecessor period April 29, 2013 to June 7, 2013, $145.4 million in 2013, $155.2 million in 2012 and $112.4 million in 2011. Future lease payments for non-cancellable operating leases as of December 29, 2013 totaled $502.6 million (2014 - $137.8 million, 2015 - $60.5 million, 2016 - $53.4 million, 2017 - $47.7 million, 2018 - $44.2 million and thereafter - $159.0 million).
As of April 28, 2013, the Company was a party to two operating leases for buildings and equipment, one of which also includes land, under which the Company has guaranteed supplemental payment obligations of approximately $150 million at the termination of these leases. On June 3, 2013, the Company paid $88.7 million to buy-out one of these leases and recorded them within Property, plant and equipment on the balance sheet as of that date. No significant credit guarantees existed between the Company and third parties as of December 29, 2013.
Redeemable Noncontrolling Interest:
The minority partner in Coniexpress has the right, at any time, to exercise a put option to require the Company to purchase their equity interest at a redemption value determinable from a specified formula based on a multiple of EBITDA (subject to a fixed minimum linked to the original acquisition date value). The Company also has a call right on this noncontrolling interest exercisable at any time and subject to the same redemption price. The put and call options cannot be separated from the noncontrolling interest and the combination of a noncontrolling interest and the redemption feature require classification of the minority partner’s interest as a redeemable noncontrolling interest in the consolidated balance sheet. In the first quarter of Fiscal 2013, the minority partner exercised their put option for 15% of their initial 20% equity interest, retaining 5%. An adjustment was made to retained earnings to record the carrying value at the maximum redemption value immediately prior to this transaction. As this exercise did not result in a change in control of Coniexpress, it was accounted for as an equity transaction. In addition, the amount of cumulative translation adjustment previously allocated to the redeemable noncontrolling interest was adjusted to reflect the change in ownership. The carrying amount of the redeemable noncontrolling interest approximates its maximum redemption value of the remaining 5% equity interest. Any subsequent change in maximum redemption value would be adjusted through retained earnings. We do not currently believe the exercise of the put option would materially impact our results of operations or financial condition.

19.    Advertising Costs
Advertising expenses (including production and communication costs) for the Successor period February 8, 2013 to December 29, 2013, the Predecessor period April 29, 2013 to June 7, 2013, and fiscal years 2013, 2012 and 2011 were $282.3 million, $41.7 million, $465.0 million, $440.5 million and $368.6 million, respectively. For the Successor period February 8, 2013 to December 29, 2013, the Predecessor period April 29, 2013 to June 7, 2013, and fiscal years 2013, 2012 and 2011, $86.8 million, $19.4 million, $151.1 million, $151.5 million and $119.0 million, respectively, were recorded as a reduction of revenue and $195.5 million, $22.3 million, $313.8 million, $289.1 million and $249.6 million, respectively, were recorded as a component of SG&A.

20.    Venezuela- Foreign Currency and Inflation

The Company applies highly inflationary accounting to its business in Venezuela. Under highly inflationary accounting, the financial statements of our Venezuelan subsidiary are remeasured into the Company's reporting currency (U.S. dollars) and exchange gains and losses from the remeasurement of monetary assets and liabilities are reflected in current earnings, rather than accumulated other comprehensive loss on the balance sheet, until such time as the economy is no longer considered highly inflationary. The impact of applying highly inflationary accounting for Venezuela on our consolidated financial statements is dependent upon movements in the official exchange rate between the Venezuelan bolivar fuerte and the U.S. dollar and the amount of net monetary assets and liabilities included in our subsidiary's balance sheet.

On March 18, 2013, the Venezuelan government announced the creation of a new foreign exchange mechanism called the Complimentary System of Foreign Currency Acquirement (or SICAD, which stands for Sistema Complimentario de Administración de Divisas). It operates similar to an auction system and allows entities in specific sectors to bid for U.S. dollar to be used for specified import transactions. In December 2013, the regulation that created the SICAD mechanism was amended to require the Central Bank of Venezuela to include on its website the weekly average exchange rate implied by transactions settled via the SICAD auction mechanism. For the weeks of December 23 and December 30, 2013, the SICAD rate posted on the website of the Central Bank of Venezuela was 11.3 BsF/US$. The Company settles its foreign currency denominated payables through the Venezuelan currency exchange board, known as CADIVI. In January 2014, the Venezuelan government announced the formation of the National Center of Foreign Trade (CENCOEX) to replace CADIVI. In addition, the government changed SICAD to include certain types of transactions, including dividends and royalties. The Company has never participated in the SICAD mechanism and has no plans to do so. As a result, the official exchange rate will continue to be used to remeasure the financial statements into U. S. dollars.

H. J. Heinz Corporation II and Subsidiaries
Notes to Consolidated Financial Statements — (Continued)

On February 8, 2013, the Venezuelan government announced the devaluation of its currency relative to the U.S. dollar, changing the official exchange rate from 4.30 to 6.30. As a result, the Company recorded a $42.7 million pre-tax currency translation loss, which was reflected within other expense, net, on the consolidated statement of income during the fourth quarter of Fiscal 2013 ($39.1 million after-tax loss).
The amount of net monetary assets and liabilities included in our subsidiary's balance sheet was $109.2 million at December 29, 2013.

21.     Change in Fiscal Year End

The Company changed its fiscal year end from the Sunday closest to April 30 to the Sunday closest December 31, effective December 29, 2013. The consolidated statement of operations are provided below for the Successor period February 8, 2013 to December 29, 2013, the Predecessor period April 29, 2013 to June 7, 2013, and the eight months ended December 23, 2012. The financial information provided for the eight months ended December 23, 2012 is unaudited since it represented an interim period of fiscal year 2013. The unaudited financial information for the eight-month period ended December 23, 2012 (based on the Company's former fiscal month end), include all normal recurring adjustments necessary for a fair statement of the results for that period.

H. J. Heinz Corporation II and Subsidiaries
Condensed Consolidated Statements of Operations

	Successor	Predecessor
	February 8 - December 29, 2013	April 29 - June 7, 2013	December 23, 2012 FY2013
	(29 Weeks)	(6 Weeks)	(34 Weeks)
			(Unaudited)
	(In thousands)
Sales	$6,239,562	$1,112,872	$7,438,060
Gross profit	$1,651,771	$383,335	$2,692,003
(Benefit from)/provision for income taxes	$(231,623)	$61,097	$142,528
(Loss)/income from continuing operations	$(66,082)	$(191,424)	$769,272
Loss from discontinued operations, net of tax	$(5,636)	$(1,273)	$(36,322)
Net (loss)/income attributable to H. J. Heinz Corporation II	$(77,021)	$(195,571)	$722,331

22.     Supplemental Financial Information

On April 1, 2013, in connection with the Merger, Merger Subsidiary completed the private placement of $3.1 billion aggregate principal amount of 4.25% Second Lien Senior Secured Notes due 2020 (the “Notes”) to initial purchasers for resale by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States under Regulation S of the Securities Act. See Note 10 for more details.

The Notes are jointly and severally, fully and unconditionally guaranteed on a senior secured basis, subject to certain customary release provisions by the Guarantors, which represent most of H. J. Heinz Company’s domestic subsidiaries, which guarantee our obligations under the Senior Credit Facilities.

The Issuer, H. J. Heinz Company, and guarantor subsidiaries are 100% owned by H. J. Heinz Corporation II (“Holdings”).

The non-U.S. subsidiaries are identified below as Non-Guarantors. The following represents the condensed consolidating financial information for Holdings, the Issuer, the Guarantors on a combined basis, and the non-U.S. subsidiaries of Heinz (the “Non-Guarantors”), on a combined basis, together with eliminations, as of and for the periods indicated. The condensed consolidating financial information may not necessarily be indicative of the financial position, results of operations or cash flows had Holdings, Heinz, Guarantors and Non-Guarantors operated as independent entities.

Successor
H. J. Heinz Corporation II and Subsidiaries

Condensed Consolidating Statements of Operations
For the Period from February 8, 2013 through December 29, 2013

	Holdings	Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
	(In thousands)
Sales	$—	$143,778	$2,124,094	$4,191,932	$(220,242)	$6,239,562
Cost of product sold	—	1,614	1,696,754	3,109,665	(220,242)	4,587,791
Gross profit	—	142,164	427,340	1,082,267	—	1,651,771
Selling, general and administrative expenses	—	167,668	422,027	1,070,050	—	1,659,745
Operating (loss)/income	—	(25,504)	5,313	12,217	—	(7,974)
Interest expense, net	—	379,834	6,263	9,335	—	395,432
Other income/(expense), net	—	112,267	(2,170)	(4,396)	—	105,701
Loss from continuing operations before income taxes	—	(293,071)	(3,120)	(1,514)	—	(297,705)
Equity in (losses)/earnings of subsidiaries	(77,021)	127,019	121,234	—	(171,232)	—
Benefit from income taxes	—	(89,031)	(18,033)	(124,559)	—	(231,623)
(Loss)/income from continuing operations	(77,021)	(77,021)	136,147	123,045	(171,232)	(66,082)
Loss from discontinued operations, net of tax	—	—	—	(5,636)	—	(5,636)
Net (loss)/income	(77,021)	(77,021)	136,147	117,409	(171,232)	(71,718)
Less: Net income attributable to noncontrolling interest	—	—	—	5,303	—	5,303
Net (loss)/income	$(77,021)	$(77,021)	$136,147	$112,106	$(171,232)	$(77,021)

Total comprehensive income	$155,989	$155,989	$402,326	$342,444	$(900,759)	$155,989

Predecessor
H. J. Heinz Corporation II and Subsidiaries

Condensed Consolidating Statements of Operations
For the Period from April 29, 2013 through June 7, 2013

	Holdings	Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
	(In thousands)
Sales	NA	$18,077	$377,062	$743,341	$(25,608)	$1,112,872
Cost of product sold	NA	428	258,094	496,623	(25,608)	729,537
Gross profit	NA	17,649	118,968	246,718	—	383,335
Selling, general and administrative expenses	NA	101,974	75,011	178,567	—	355,552
Operating (loss)/income	NA	(84,325)	43,957	68,151	—	27,783
Interest expense, net	NA	17,767	13,712	993	—	32,472
Other (expense)/income, net	NA	(25,264)	(105,490)	5,116	—	(125,638)
(Loss)/income from continuing operations before income taxes	NA	(127,356)	(75,245)	72,274	—	(130,327)
Equity in earnings of subsidiaries	NA	12,398	56,897	—	(69,295)	—
Provision for/(benefit from) income taxes	NA	80,613	(29,031)	9,515	—	61,097
(Loss)/income from continuing operations	NA	(195,571)	10,683	62,759	(69,295)	(191,424)
Loss from discontinued operations, net of tax	NA	—	—	(1,273)	—	(1,273)
Net (loss)/income	NA	(195,571)	10,683	61,486	(69,295)	(192,697)
Less: Net income attributable to noncontrolling interest	NA	—	—	2,874	—	2,874
Net (loss)/income	NA	$(195,571)	$10,683	$58,612	$(69,295)	$(195,571)

Total comprehensive (loss)/income	NA	$(276,608)	$(46,925)	$53,418	$(6,493)	$(276,608)

Predecessor
H. J. Heinz Corporation II and Subsidiaries

Condensed Consolidating Statements of Operations
For the Year Ended April 28, 2013

	Holdings	Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
	(In thousands)
Sales	NA	$250,421	$3,954,424	$7,707,691	$(383,650)	$11,528,886
Cost of product sold	NA	3,348	2,715,668	4,998,050	(383,650)	7,333,416
Gross profit	NA	247,073	1,238,756	2,709,641	—	4,195,470
Selling, general and administrative expenses	NA	200,286	661,481	1,672,052	—	2,533,819
Operating income/(loss)	NA	46,787	577,275	1,037,589	—	1,661,651
Interest expense, net	NA	165,541	73,803	16,468	—	255,812
Other expense, net	NA	(9,503)	(7,195)	(45,498)	—	(62,196)
(Loss)/income from continuing operations before income taxes	NA	(128,257)	496,277	975,623	—	1,343,643
Equity in earnings of subsidiaries	NA	1,177,533	728,396	—	(1,905,929)	—
Provision for income taxes	NA	48,195	83,073	110,330	—	241,598
(Loss)/income from continuing operations	NA	1,001,081	1,141,600	865,293	(1,905,929)	1,102,045
Income/(loss) from discontinued operations, net of tax	NA	11,822	(33,580)	(52,954)	—	(74,712)
Net (loss)/income	NA	1,012,903	1,108,020	812,339	(1,905,929)	1,027,333
Less: Net income attributable to noncontrolling interest	NA	—	—	14,430	—	14,430
Net (loss)/income	NA	$1,012,903	$1,108,020	$797,909	$(1,905,929)	$1,012,903

Total comprehensive income	NA	$683,093	$741,167	$502,061	$(1,243,228)	$683,093

Predecessor
H. J. Heinz Corporation II and Subsidiaries

Condensed Consolidating Statements of Operations
For the Year Ended April 29, 2012

	Holdings	Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
	(In thousands)
Sales	NA	$244,505	$3,974,717	$7,661,912	$(373,562)	$11,507,572
Cost of product sold	NA	2,046	2,818,328	5,065,971	(373,562)	7,512,783
Gross profit	NA	242,459	1,156,389	2,595,941	—	3,994,789
Selling, general and administrative expenses	NA	194,766	662,735	1,634,981	—	2,492,482
Operating income/(loss)	NA	47,693	493,654	960,960	—	1,502,307
Interest expense, net	NA	153,021	86,742	18,699	—	258,462
Other income/(expense), net	NA	8,227	(6,878)	(9,105)	—	(7,756)
(Loss)/income from continuing operations before income taxes	NA	(97,101)	400,034	933,156	—	1,236,089
Equity in earnings of subsidiaries	NA	1,044,268	779,388	—	(1,823,656)	—
Provision for income taxes	NA	24,008	88,153	132,805	—	244,966
(Loss)/income from continuing operations	NA	923,159	1,091,269	800,351	(1,823,656)	991,123
Loss from discontinued operations, net of tax	NA	—	(2,242)	(48,973)	—	(51,215)
Net (loss)/income	NA	923,159	1,089,027	751,378	(1,823,656)	939,908
Less: Net income attributable to noncontrolling interest	NA	—	—	16,749	—	16,749
Net (loss)/income	NA	$923,159	$1,089,027	$734,629	$(1,823,656)	$923,159

Total comprehensive income/(loss)	NA	$378,451	$606,625	$215,227	$(821,852)	$378,451

Predecessor
H. J. Heinz Corporation II and Subsidiaries

Condensed Consolidating Statements of Operations
For the Year Ended April 27, 2011

	Holdings	Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
	(In thousands)
Sales	NA	$11,129	$4,006,362	$6,719,306	$(178,161)	$10,558,636
Cost of product sold	NA	2,118	2,516,108	4,274,194	(178,161)	6,614,259
Gross profit	NA	9,011	1,490,254	2,445,112	—	3,944,377
Selling, general and administrative expenses	NA	130,371	681,189	1,445,179	—	2,256,739
Operating (loss)/income	NA	(121,360)	809,065	999,933	—	1,687,638
Interest expense, net	NA	34,645	189,701	25,766	—	250,112
Other (expense)/income	NA	(14,397)	(8,417)	1,610	—	(21,204)
(Loss)/income from continuing operations before income taxes	NA	(170,402)	610,947	975,777	—	1,416,322
Equity in earnings of subsidiaries	NA	1,209,170	688,613	—	(1,897,783)	—
Provision for income taxes	NA	49,258	117,511	204,048	—	370,817
(Loss)/income from continuing operations	NA	989,510	1,182,049	771,729	(1,897,783)	1,045,505
Loss from discontinued operations, net of tax	NA	—	(4,960)	(34,597)	—	(39,557)
Net (loss)/income	NA	989,510	1,177,089	737,132	(1,897,783)	1,005,948
Less: Net income attributable to noncontrolling interest	NA	—	—	16,438	—	16,438
Net (loss)/income	NA	$989,510	$1,177,089	$720,694	$(1,897,783)	$989,510

Total comprehensive income	NA	$1,671,703	$892,753	$1,295,833	$(2,188,586)	$1,671,703

Successor
H. J. Heinz Corporation II and Subsidiaries

Condensed Consolidating Balance Sheets
As of December 29, 2013

	Holdings	Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
ASSETS	(In thousands)
Current assets:
Cash and cash equivalents	$—	$48,396	$943,741	$1,466,855	$—	$2,458,992
Trade receivables	—	—	—	1,099,655	—	1,099,655
Other receivables	—	39,816	15,406	189,306	—	244,528
Receivables due from affiliates	—	83,618	21,752	60,974	(166,344)	—
Inventories:
Finished goods and work-in-process	—	—	452,230	686,143	—	1,138,373
Packaging material and ingredients	—	—	101,332	195,691	—	297,023
Total inventories	—	—	553,562	881,834	—	1,435,396
Prepaid expenses	—	12,784	25,560	127,870	(21,118)	145,096
Short-term lending due from affiliates	—	1,807,502	32,777	602,059	(2,442,338)	—
Other current assets	—	—	50,720	51,239	(41,501)	60,458
Total current assets	—	1,992,116	1,643,518	4,479,792	(2,671,301)	5,444,125
Property, plant and equipment:
Property, plant and equipment, gross	—	238,618	804,277	1,786,596	—	2,829,491
Less accumulated depreciation	—	15,064	54,016	96,919	—	165,999
Total property, plant and equipment, net	—	223,554	750,261	1,689,677	—	2,663,492
Other non-current assets:
Goodwill	—	—	8,554,726	6,515,336	—	15,070,062
Investments in subsidiaries	16,297,416	26,033,700	15,500,336	—	(57,831,452)	—
Trademarks, net	—	4,659,800	624,300	6,846,773	—	12,130,873
Other intangibles, net	—	804,370	666,472	887,939	—	2,358,781
Long-term lending due from affiliates	—	—	3,305,383	202,767	(3,508,150)	—
Other non-current assets	—	687,059	107,682	538,070	(27,796)	1,305,015
Total other non-current assets	16,297,416	32,184,929	28,758,899	14,990,885	(61,367,398)	30,864,731
Total assets	$16,297,416	$34,400,599	$31,152,678	$21,160,354	$(64,038,699)	$38,972,348

Successor
H. J. Heinz Corporation II and Subsidiaries

Condensed Consolidating Balance Sheets
As of December 29, 2013

	Holdings	Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
LIABILITIES AND STOCKHOLDERS EQUITY	(In thousands)
Current liabilities:
Short-term debt	$—	$—	$—	$143,689	$—	$143,689
Short-term lending due to affiliates	—	9,589	2,408,903	23,846	(2,442,338)	—
Portion of long-term debt due within one year	—	95,000	430	12,335	—	107,765
Trade payables	—	13,389	326,636	852,049	—	1,192,074
Payables due to affiliates	—	49,265	60,488	56,594	(166,347)	—
Other payables	—	16,349	2,569	129,275	—	148,193
Accrued marketing	—	—	80,892	289,437	—	370,329
Other accrued liabilities	—	217,074	157,824	406,841	(21,118)	760,621
Income taxes	—	192,282	2,120	49,287	(41,501)	202,188
Total current liabilities	—	592,948	3,039,862	1,963,353	(2,671,304)	2,924,859
Long-term debt and other non-current liabilities:
Long-term debt	—	12,568,819	1,772,244	276,583	—	14,617,646
Long-term borrowings due to affiliates	—	2,000,000	202,766	1,554,630	(3,757,396)	—
Deferred income taxes	—	2,569,192	171,737	1,419,974	—	4,160,903
Non-pension post-retirement benefits	—	—	169,664	54,504	(27,796)	196,372
Other non-current liabilities	—	372,224	35,989	121,212	—	529,425
Total long-term debt and other non-current liabilities	—	17,510,235	2,352,400	3,426,903	(3,785,192)	19,504,346
Commitments and contingent liabilities (See Note 18)
Redeemable noncontrolling interest	—	—	—	29,885	—	29,885
Total shareholders' equity	16,297,416	16,297,416	25,760,416	15,524,371	(57,582,203)	16,297,416
Noncontrolling interest	—	—	—	215,842	—	215,842
Total equity	16,297,416	16,297,416	25,760,416	15,740,213	(57,582,203)	16,513,258
Total liabilities and equity	$16,297,416	$34,400,599	$31,152,678	$21,160,354	$(64,038,699)	$38,972,348

Predecessor
H. J. Heinz Corporation II and Subsidiaries

Condensed Consolidating Balance Sheets
As of April 28, 2013

	Holdings	Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
ASSETS	(In thousands)
Current assets:
Cash and cash equivalents	NA	$5	$137,604	$2,339,090	$—	$2,476,699
Trade receivables	NA	—	—	872,864	—	872,864
Other receivables	NA	56,262	12,536	132,190	—	200,988
Receivables due from affiliates	NA	44,249	20,291	46,945	(111,485)	—
Inventories:
Finished goods and work-in-process	NA	—	355,022	721,757	—	1,076,779
Packaging material and ingredients	NA	—	74,397	181,521	—	255,918
Total inventories	NA	—	429,419	903,278	—	1,332,697
Prepaid expenses	NA	13,534	45,218	101,906	—	160,658
Short-term lending due from affiliates	NA	669,413	30,854	2,325,431	(3,025,698)	—
Other current assets	NA	11,157	17,144	71,032	(7,677)	91,656
Total current assets	NA	794,620	693,066	6,792,736	(3,144,860)	5,135,562
Property, plant and equipment:
Property, plant and equipment, gross	NA	352,619	1,477,579	3,528,891	—	5,359,089
Less accumulated depreciation	NA	99,092	897,030	1,904,166	—	2,900,288
Total property, plant and equipment, net	NA	253,527	580,549	1,624,725	—	2,458,801
Other non-current assets:
Goodwill	NA	—	1,219,644	1,859,606	—	3,079,250
Investments in subsidiaries	NA	7,504,334	8,376,351	—	(15,880,685)	—
Trademarks, net	NA	90,438	126,096	820,749	—	1,037,283
Other intangibles, net	NA	25,781	87,140	265,266	—	378,187
Long-term lending due from affiliates	NA	—	2,525,858	190,110	(2,715,968)	—
Other non-current assets	NA	53,563	201,018	595,343	—	849,924
Total other non-current assets	NA	7,674,116	12,536,107	3,731,074	(18,596,653)	5,344,644
Total assets	NA	$8,722,263	$13,809,722	$12,148,535	$(21,741,513)	$12,939,007

Predecessor
H. J. Heinz Corporation II and Subsidiaries

Condensed Consolidating Balance Sheets
As of April 28, 2013

	Holdings	Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
LIABILITIES AND STOCKHOLDERS EQUITY	(In thousands)
Current liabilities:
Short-term debt	NA	$1,100,000	$—	$37,181	$—	$1,137,181
Short-term lending due to affiliates	NA	9,589	843,810	2,172,299	(3,025,698)	—
Portion of long-term debt due within one year	NA	663,967	351,133	8,112	—	1,023,212
Trade payables	NA	14,628	390,160	905,221	—	1,310,009
Payables due to affiliates	NA	42,076	25,538	43,871	(111,485)	—
Other payables	NA	39,300	19,934	123,594	—	182,828
Accrued marketing	NA	—	59,404	254,526	—	313,930
Other accrued liabilities	NA	180,725	139,404	385,353	—	705,482
Income taxes	NA	36,064	2,386	83,457	(7,677)	114,230
Total current liabilities	NA	2,086,349	1,831,769	4,013,614	(3,144,860)	4,786,872
Long-term debt and other non-current liabilities:
Long-term debt	NA	1,447,902	2,159,880	240,557	—	3,848,339
Long-term borrowings due to affiliates	NA	2,000,000	636,900	367,824	(3,004,724)	—
Deferred income taxes	NA	147,604	316,390	214,571	—	678,565
Non-pension post-retirement benefits	NA	13,544	161,416	65,359	—	240,319
Other non-current liabilities	NA	225,333	61,340	219,889	—	506,562
Total long-term debt and other non-current liabilities	NA	3,834,383	3,335,926	1,108,200	(3,004,724)	5,273,785
Commitments and contingent liabilities (See Note 18)
Redeemable noncontrolling interest	NA	—	—	29,529	—	29,529
Total shareholders' equity	NA	2,801,531	8,642,027	6,949,902	(15,591,929)	2,801,531
Noncontrolling interest	NA	—	—	47,290	—	47,290
Total equity	NA	2,801,531	8,642,027	6,997,192	(15,591,929)	2,848,821
Total liabilities and equity	NA	$8,722,263	$13,809,722	$12,148,535	$(21,741,513)	$12,939,007

Predecessor
H. J. Heinz Corporation II and Subsidiaries

Condensed Consolidating Balance Sheets
As of April 29, 2012

	Holdings	Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
ASSETS	(In thousands)
Current assets:
Cash and cash equivalents	NA	$39	$145,751	$1,184,651	$—	$1,330,441
Trade receivables	NA	—	—	815,600	—	815,600
Other receivables	NA	37,331	20,160	120,419	—	177,910
Receivables due from affiliates	NA	60,590	16,413	30,149	(107,152)	—
Inventories:
Finished goods and work-in-process	NA	—	360,748	721,569	—	1,082,317
Packaging material and ingredients	NA	—	73,366	173,668	—	247,034
Total inventories	NA	—	434,114	895,237	—	1,329,351
Prepaid expenses	NA	13,973	49,750	111,072	—	174,795
Short-term lending due from affiliates	NA	173,492	26,316	2,317,681	(2,517,489)	—
Other current assets	NA	8,170	8,016	45,628	(7,675)	54,139
Total current assets	NA	293,595	700,520	5,520,437	(2,632,316)	3,882,236
Property, plant and equipment:
Property, plant and equipment, gross	NA	299,031	1,517,923	3,449,607	—	5,266,561
Less accumulated depreciation	NA	71,156	890,045	1,821,222	—	2,782,423
Total property, plant and equipment, net	NA	227,875	627,878	1,628,385	—	2,484,138
Other non-current assets:
Goodwill	NA	—	1,220,543	1,964,984	—	3,185,527
Investments in subsidiaries	NA	6,897,973	8,042,894	—	(14,940,867)	—
Trademarks, net	NA	92,125	128,426	870,341	—	1,090,892
Other intangibles, net	NA	25,962	96,726	285,114	—	407,802
Long-term lending due from affiliates	NA	—	2,232,052	199,852	(2,431,904)	—
Other non-current assets	NA	43,675	235,637	653,386	—	932,698
Total other non-current assets	NA	7,059,735	11,956,278	3,973,677	(17,372,771)	5,616,919
Total assets	NA	$7,581,205	$13,284,676	$11,122,499	$(20,005,087)	$11,983,293

Predecessor
H. J. Heinz Corporation II and Subsidiaries

Condensed Consolidating Balance Sheets
As of April 29, 2012

	Holdings	Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
LIABILITIES AND STOCKHOLDERS EQUITY	(In thousands)
Current liabilities:
Short-term debt	NA	$—	$—	$46,460	$—	$46,460
Short-term lending due to affiliates	NA	9,590	1,128,178	1,379,721	(2,517,489)	—
Portion of long-term debt due within one year	NA	186,869	1,946	11,433	—	200,248
Trade payables	NA	6,018	358,430	837,950	—	1,202,398
Payables due to affiliates		25,937	38,261	42,954	(107,152)	—
Other payables	NA	11,235	20,736	114,443	—	146,414
Accrued marketing	NA	—	64,218	238,914	—	303,132
Other accrued liabilities	NA	142,008	127,075	378,686	—	647,769
Income taxes	NA	22,762	2,612	83,841	(7,675)	101,540
Total current liabilities	NA	404,419	1,741,456	3,134,402	(2,632,316)	2,647,961
Long-term debt and other non-current liabilities:
Long-term debt	NA	1,997,767	2,527,429	254,785	—	4,779,981
Long-term borrowings due to affiliates	NA	2,000,000	342,462	708,977	(3,051,439)	—
Deferred income taxes	NA	144,631	345,776	327,521	—	817,928
Non-pension post-retirement benefits	NA	58,627	103,982	68,843	—	231,452
Other non-current liabilities	NA	217,172	113,868	250,350	—	581,390
Total long-term debt and other non-current liabilities	NA	4,418,197	3,433,517	1,610,476	(3,051,439)	6,410,751
Commitments and contingent liabilities (See Note 18)
Redeemable noncontrolling interest	NA	—	—	113,759	—	113,759
Total shareholders’ equity	NA	2,758,589	8,109,703	6,211,629	(14,321,332)	2,758,589
Noncontrolling interest	NA	—	—	52,233	—	52,233
Total equity	NA	2,758,589	8,109,703	6,263,862	(14,321,332)	2,810,822
Total liabilities and equity	NA	$7,581,205	$13,284,676	$11,122,499	$(20,005,087)	$11,983,293

Successor
H. J. Heinz Corporation II and Subsidiaries
Condensed Consolidating Statements of Cash Flows
For the Period from February 8, 2013 through December 29, 2013

	Holdings	Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
Operating Activities	(In thousands)
Cash (used for)/provided by operating activities	$—	$(444,279)	$398,967	$319,292	$(238,922)	$35,058
Investing activities:
Capital expenditures	—	(46,905)	(42,170)	(112,940)	—	(202,015)
Net proceeds/(payments) on intercompany lending activities	—	863,629	(19,275)	(370,843)	(473,511)	—
Additional investments in subsidiaries	(16,500,000)	(61,596)	—	—	16,561,596	—
Acquisition of the business, net of cash on hand	—	(23,564,251)	407,067	1,662,897	—	(21,494,287)
Return of capital	360,000	—	—	—	(360,000)	—
Other items, net	—	105	(467)	25,233	—	24,871
Cash (used for)/provided by investing activities	(16,140,000)	(22,809,018)	345,155	1,204,347	15,728,085	(21,671,431)
Financing activities:
Payments on long-term debt	—	(1,707,668)	(950,072)	(12,175)	—	(2,669,915)
Proceeds from long-term debt	—	12,568,876	—	5,699	—	12,574,575
Debt issuance costs	—	(320,824)	—	—	—	(320,824)
Net (payments)/proceeds on intercompany borrowing activities	—	(1,807,211)	1,383,256	(49,556)	473,511	—
Net (payments)/proceeds on commercial paper and short-term debt	—	(1,600,000)	(165,700)	125,110	—	(1,640,590)
Dividends	(360,000)	(360,000)	(129,461)	(109,461)	598,922	(360,000)
Capital contribution	16,500,000	16,500,000	61,596	—	(16,561,596)	16,500,000
Other items, net	—	28,520	—	(2,525)	—	25,995
Cash provided by/(used for) financing activities	16,140,000	23,301,693	199,619	(42,908)	(15,489,163)	24,109,241
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(13,876)	—	(13,876)
Net increase in cash and cash equivalents	—	48,396	943,741	1,466,855	—	2,458,992
Cash and cash equivalents at beginning of year	—	—	—	—	—	—
Cash and cash equivalents at end of year	$—	$48,396	$943,741	$1,466,855	$—	$2,458,992

Predecessor
H. J. Heinz Corporation II and Subsidiaries

Condensed Consolidating Statements of Cash Flows
For the Period from April 29, 2013 through June 7, 2013

	Holdings	Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
Operating Activities	(In thousands)
Cash (used for)/provided by operating activities	NA	$(34,879)	$5,924	$(318,588)	$(24,550)	$(372,093)
Investing activities:
Capital expenditures	NA	(10,556)	(97,411)	(12,187)	—	(120,154)
Net payments on intercompany lending activities	NA	(192,352)	(920,912)	(1,835)	1,115,099	—
Disposal of subsidiary stock	NA	—	261,676	—	(261,676)	—
Other items, net	NA	(1,475)	31,611	223	—	30,359
Cash used for investing activities	NA	(204,383)	(725,036)	(13,799)	853,423	(89,795)
Financing activities:
Payments on long-term debt	NA	(306,354)	(133,172)	(221)	—	(439,747)
Proceeds from long-term debt	NA	—	—	1,521	—	1,521
Net (payments)/proceeds on intercompany borrowing activities	NA	(1,897)	1,134,224	(17,228)	(1,115,099)	—
Net proceeds/(payments) on commercial paper and short-term debt	NA	500,000	—	(19,328)	—	480,672
Dividends	NA	—	(9,550)	(15,000)	24,550	—
Other intercompany capital stock transactions	NA	—	—	(261,676)	261,676	—
Other items, net	NA	47,512	(2,927)	(1,613)	—	42,972
Cash provided by/(used for) financing activities	NA	239,261	988,575	(313,545)	(828,873)	85,418
Effect of exchange rate changes on cash and cash equivalents	NA	—	—	(30,262)	—	(30,262)
Net (decrease)/increase in cash and cash equivalents	NA	(1)	269,463	(676,194)	—	(406,732)
Cash and cash equivalents at beginning of period	NA	5	137,604	2,339,090	—	2,476,699
Cash and cash equivalents at end of period	NA	$4	$407,067	$1,662,896	$—	$2,069,967

Predecessor
H. J. Heinz Corporation II and Subsidiaries

Condensed Consolidating Statements of Cash Flows
For the Year Ended April 28, 2013

	Holdings	Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
Operating Activities	(In thousands)
Cash provided by operating activities	NA	$407,815	$617,969	$935,295	$(571,116)	$1,389,963
Investing activities:
Capital expenditures	NA	(55,672)	(68,537)	(274,889)	—	(399,098)
Net (payments)/proceeds on intercompany lending activities	NA	(495,976)	26,956	331,555	137,465	—
Additional investments in subsidiaries	NA	(276,166)	(132)	—	276,298	—
Other items, net	NA	31	4,040	21,907	—	25,978
Cash (used for)/provided by investing activities	NA	(827,783)	(37,673)	78,573	413,763	(373,120)
Financing activities:
Payments on long-term debt	NA	(188,489)	(16,731)	(18,859)	—	(224,079)
Proceeds from long-term debt	NA	188,489	—	16,861	—	205,350
Net (payments)/proceeds on intercompany borrowing activities	NA	—	(319,494)	456,959	(137,465)	—
Net proceeds/(payments) on commercial paper and short-term debt	NA	1,100,000	—	(10,118)	—	1,089,882
Dividends	NA	(665,691)	(464,017)	(107,099)	571,116	(665,691)
Purchases of treasury stock	NA	(139,069)	—	—	—	(139,069)
Exercise of stock options	NA	113,477	—	—	—	113,477
Acquisition of subsidiary shares from noncontrolling interests	NA	—	—	(80,132)	—	(80,132)
Other intercompany capital stock transactions	NA	—	253,244	23,054	(276,298)	—
Other items, net	NA	11,217	(41,445)	(12,583)	—	(42,811)
Cash provided by/(used for) financing activities	NA	419,934	(588,443)	268,083	157,353	256,927
Effect of exchange rate changes on cash and cash equivalents	NA	—	—	(127,512)	—	(127,512)
Net (decrease)/increase in cash and cash equivalents	NA	(34)	(8,147)	1,154,439	—	1,146,258
Cash and cash equivalents at beginning of year	NA	39	145,751	1,184,651	—	1,330,441
Cash and cash equivalents at end of year	NA	$5	$137,604	$2,339,090	$—	$2,476,699

Predecessor
H. J. Heinz Corporation II and Subsidiaries

Condensed Consolidating Statements of Cash Flows
For the Year Ended April 29, 2012

	Holdings	Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
Operating Activities	(In thousands)
Cash provided by operating activities	NA	$434,499	$602,527	$1,051,780	$(595,689)	$1,493,117
Investing activities:
Capital expenditures	NA	(62,905)	(90,918)	(264,911)	—	(418,734)
Acquisitions of business, net of cash on hand	NA	—	—	(3,250)	—	(3,250)
Net (payments)/proceeds on intercompany lending activities	NA	(176,751)	544,719	(782,435)	414,467	—
Additional investments in subsidiaries	NA	(354,027)	—	—	354,027	—
Other items, net	NA	—	(41,312)	61,291	—	19,979
Cash (used for)/provided by investing activities	NA	(593,683)	412,489	(989,305)	768,494	(402,005)
Financing activities:
Payments on long-term debt	NA	—	(1,420,957)	(20,005)	—	(1,440,962)
Proceeds from long-term debt	NA	1,293,866	604,393	14,208	—	1,912,467
Net (payments)/proceeds on intercompany borrowing activities	NA	(414,577)	167,204	661,840	(414,467)	—
Net payments on commercial paper and short-term debt	NA	—	(18)	(42,525)	—	(42,543)
Dividends	NA	(619,104)	(532,208)	(63,481)	595,689	(619,104)
Purchases of treasury stock	NA	(201,904)	—	—	—	(201,904)
Exercise of stock options	NA	82,714	—	—	—	82,714
Acquisition of subsidiary shares from noncontrolling interests	NA	—	—	(54,824)	—	(54,824)
Other intercompany capital stock transactions	NA	—	253,241	100,786	(354,027)	—
Other items, net	NA	18,182	(5,361)	(11,500)	—	1,321
Cash provided by/(used for) financing activities	NA	159,177	(933,706)	584,499	(172,805)	(362,835)
Effect of exchange rate changes on cash and cash equivalents	NA	—	—	(122,147)	—	(122,147)
Net (decrease)/increase in cash and cash equivalents	NA	(7)	81,310	524,827	—	606,130
Cash and cash equivalents at beginning of year	NA	46	64,441	659,824	—	724,311
Cash and cash equivalents at end of year	NA	$39	$145,751	$1,184,651	$—	$1,330,441

Predecessor
H. J. Heinz Corporation II and Subsidiaries

Condensed Consolidating Statements of Cash Flows
For the Year Ended April 27, 2011

	Holdings	Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
Operating Activities	(In thousands)
Cash provided by operating activities	NA	$512,154	$807,115	$924,838	$(660,464)	$1,583,643
Investing activities:
Capital expenditures	NA	(52,433)	(90,497)	(192,716)	—	(335,646)
Acquisitions of business, net of cash on hand	NA	—	(165,447)	(452,855)	—	(618,302)
Net payments on intercompany lending activities	NA	(285)	(158,803)	(609,427)	768,515	—
Additional investments in subsidiaries	NA	(253,241)	(14,612)	—	267,853	—
Other items, net	NA	323	(1,115)	5,108	—	4,316
Cash used for investing activities	NA	(305,636)	(430,474)	(1,249,890)	1,036,368	(949,632)
Financing activities:
Payments on long-term debt	NA	—	(34,636)	(11,130)	—	(45,766)
Proceeds from long-term debt	NA	193,248	29,268	7,335	—	229,851
Net proceeds on intercompany borrowing activities	NA	64,441	246,606	457,468	(768,515)	—
Net (payments)/proceeds on commercial paper and short-term debt	NA	(323)	(232,829)	39,952	—	(193,200)
Dividends	NA	(579,618)	(576,664)	(83,800)	660,464	(579,618)
Purchases of treasury stock	NA	(70,003)	—	—	—	(70,003)
Exercise of stock options	NA	154,774	—	—	—	154,774
Acquisition of subsidiary shares from noncontrolling interests	NA	—	—	(6,338)	—	(6,338)
Other intercompany capital stock transaction	NA	—	253,241	14,612	(267,853)	—
Other items, net	NA	30,972	(206)	(2,975)	—	27,791
Cash (used for)/provided by financing activities	NA	(206,509)	(315,220)	415,124	(375,904)	(482,509)
Effect of exchange rate changes on cash and cash equivalents	NA	—	—	89,556	—	89,556
Net increase in cash and cash equivalents	NA	9	61,421	179,628	—	241,058
Cash and cash equivalents at beginning of year	NA	37	3,020	480,196	—	483,253
Cash and cash equivalents at end of year	NA	$46	$64,441	$659,824	$—	$724,311